Exhibit (a)(4)

The information in this Prospectus is not complete and may be changed. The Trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated September 29, 2011

MARKET VECTORS ETF TRUST,
on behalf of its series, Market Vectors Retail ETF
335 Madison Avenue, 19th Floor
New York, New York 10017
(212) 293-2000

This Prospectus is being furnished to holders (“RTH HOLDRS Investors”) of depositary trust receipts (“HOLDRS”) issued by Retail HOLDRSSM Trust (“RTH HOLDRS Trust”) in connection with an exchange offer pursuant to which Market Vectors ETF Trust (“MV Trust”), on behalf of Market Vectors Retail ETF (the “RTH ETF”), a series of MV Trust, is conducting an exchange offer (the “Offer”) for all of the outstanding HOLDRS issued by RTH HOLDRS Trust pursuant to which a RTH HOLDRS Investor will receive shares of beneficial interest (“shares”) of the RTH ETF with an initial net asset value equal to the deemed value of HOLDRS tendered for exchange in the Offer by such RTH HOLDRS Investor, subject to certain conditions. The terms and conditions of the Offer are more fully described in this Prospectus and the accompanying documents relating to the Offer.

The RTH ETF is a newly organized series of MV Trust, a Delaware statutory trust that is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The investment objective of the RTH ETF is to seek to replicate as closely as possible, before fees and expenses, the price and yield performance of the Market Vectors US Listed Retail 25 Index (the “Index”), a description of which is included in Appendix A to this Prospectus. The RTH ETF seeks to replicate the Index by generally holding all of the securities included in the Index in the same proportion as the Index. The RTH ETF’s shares are expected to be approved for listing on NYSE Arca, Inc. (“NYSE Arca”), subject to notice of issuance, under the symbol “RTH” upon the consummation of the Offer. MV Trust and the RTH ETF are advised by Van Eck Associates Corporation (“Van Eck” or the “Adviser”).

RTH HOLDRS Trust is a depositary trust governed by the laws of the State of New York. Each HOLDRS represents an undivided beneficial ownership in the common stock or American depositary shares representing common stock of a group of specified companies that are involved in various segments of the retail industry. HOLDRS are listed and traded on NYSE Arca. RTH HOLDRS Trust’s principal executive offices are located at One Bryant Park, New York, New York 10036 and its telephone number is (212) 449-1000.

This Prospectus sets forth concisely the information about the RTH ETF that RTH HOLDRS Investors should know before deciding to participate in the Offer. A Statement of Additional Information relating to the Offer, dated __, 2011 (the “Statement of Additional Information”), is incorporated herein by reference. This Prospectus and the Statement of Additional Information are available upon request and without charge by calling D.F. King & Co., Inc., the information agent for the Offer (the “Information Agent”), at (800) 290-6424 (toll-free), (212) 269-5550 (collect) or by visiting the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov. The registration statement relating to the shares of the RTH ETF is not yet effective. Because the RTH ETF is newly organized, these documents, as well as all shareholder reports, proxy material and other information concerning the RTH ETF, if any, may be inspected in the future at the offices of NYSE Arca (20 Broad Street, New York, New York 10005). You also may view or obtain these documents from the SEC’s Public Reference Room, which is located at 100

F Street, N.E., Washington, DC 20549, or from the SEC’s website at www.sec.gov. Information on the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at (202) 551-8090. You can also request copies of these materials, upon payment at the prescribed rates of the duplicating fee, by electronic request to the SEC’s e-mail address (publicinfo@sec.gov) or by writing the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, DC 20549-0102.

RTH HOLDRS Investors are advised to read and retain this Prospectus for future reference.

The SEC has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated __, 2011.

2

i

Control Persons	30

Legal Matters	31

Available Information	31

Important Disclosure	31

Appendix A: Market Vectors US Listed Retail 25 Index	A-1

Appendix B: Fundamental and Non-Fundamental Investment Restrictions of the RTH ETF	B-1

Appendix C: Pricing, Purchase, Redemption and Tax Information for the RTH ETF	C-1

ii

SYNOPSIS

The following is a synopsis of certain information contained in this Prospectus. This synopsis is only a summary and is qualified in its entirety by the more detailed information contained in this Prospectus and in the Statement of Additional Information. RTH HOLDRS Investors should carefully review this Prospectus in its entirety.

General

This Prospectus is being furnished to RTH HOLDRS Investors in connection with an exchange offer pursuant to which MV Trust, on behalf of the RTH ETF, is conducting an exchange offer, or the “Offer,” for all of the outstanding HOLDRS issued by RTH HOLDRS Trust pursuant to which a RTH HOLDRS Investor will receive shares of the RTH ETF with an initial net asset value equal to the deemed value of HOLDRS of RTH HOLDRS Trust tendered for exchange in the Offer by such RTH HOLDRS Investor, subject to certain conditions described herein. The value of HOLDRS tendered for exchange in the Offer will be deemed to be the value of the securities underlying such HOLDRS as of the close of trading on NYSE Arca or such other market on which each of the securities are primarily listed on the day the Expiration Time (as defined below) occurs (the “Closing HOLDRS Value”) and the initial net asset value of shares of the RTH ETF will be calculated as of the close of trading on NYSE Arca or such other market on which each of the securities are primarily listed on the day the Expiration Time (as defined below) occurs. The foregoing is subject to the risks associated with the Rebalancing Transaction described under “Offer to Exchange—Risks of the Offer—Risks Associated with the Rebalancing Transaction.” The terms and conditions of the Offer are more fully described in the accompanying Offer to Exchange and related documents relating to the Offer (collectively, the “Offer to Exchange”). It is expected that the first mailing of this Prospectus, together with the Offer to Exchange, will be made on or about __, 2011.

Market Vectors ETF Trust and the RTH ETF

MV Trust, a Delaware statutory trust, is registered as an open-end management investment company under the 1940 Act and is comprised of multiple portfolios. MV Trust and its series are advised by Van Eck. Van Eck and its affiliates (collectively, “Van Eck Global”) advise a family of exchange-traded funds, mutual funds, insurance portfolios, separate accounts and alternative investments.

RTH ETF is a series of MV Trust. The investment objective of the RTH ETF is to seek to replicate as closely as possible, before fees and expenses, the price and yield performance of the Index. The RTH ETF seeks to approximate the performance of the Index by investing in a portfolio of securities that generally replicates the Index. The Index is comprised of common stocks and depositary receipts of companies in the retail sector. The shares of the RTH ETF are expected to be approved for listing on NYSE Arca, subject to notice of issuance, upon the consummation of the Offer. A registration statement relating to the shares of the RTH ETF has been filed with the SEC, but is not yet effective. The Offer is contingent upon, among other things, effectiveness of the registration statement relating to the shares of the RTH ETF.

RTH HOLDRS Trust

RTH HOLDRS Trust was formed pursuant to the depositary trust agreement dated as of March 12, 2001, as amended (the “Trust Agreement”), among The Bank of New York Mellon, as trustee (the “Trustee”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Depositor”), other depositors and RTH HOLDRS Investors. RTH HOLDRS Trust is not a registered investment company under the 1940 Act. RTH HOLDRS Trust issues depositary trust receipts, or HOLDRS, which represent an owner’s undivided beneficial ownership in the common stock or American depositary shares representing common stock of a group of specified companies that are involved in various segments of the retail industry and whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”). HOLDRS are separate from the underlying deposited common stocks or American depositary shares representing common stock that are represented by HOLDRS. RTH HOLDRS Trust issues and cancels HOLDRS on a continuous basis. The Trust Agreement states that RTH HOLDRS Trust will terminate (i) on December 31, 2041, (ii) earlier if a termination event occurs or (iii) upon notice by the Trustee to RTH HOLDRS Investors at least 30 days prior to the early termination date.

The companies whose securities were included in RTH HOLDRS Trust at the time that RTH HOLDRS Trust was originally issued were generally considered to be among the largest and most liquid companies with U.S.-traded securities involved in the retail industry, as measured by market capitalization and trading volume on January 24, 2001. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies included in RTH HOLDRS Trust does not change. Therefore, RTH HOLDRS Trust may no longer consist exclusively of securities issued by companies involved in the retail industry or may no longer be a diversified investment in the retail industry. There are currently 18 companies included in RTH HOLDRS Trust. For a list of the underlying securities that comprise RTH HOLDRS Trust as of September 15, 2011, please see the section entitled “Additional Information About RTH HOLDRS Trust—Underlying Securities.”

Offer to Exchange

On August 11, 2011, Merrill Lynch & Co., Inc. (“Merrill Lynch”) and Van Eck entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Merrill Lynch has agreed to sell or license to Van Eck, Merrill Lynch’s right, title and interest to certain registered intellectual property, unregistered trademarks and copyrights, data, software and other materials as specified in the Asset Purchase Agreement that relate to the rights of Merrill Lynch with respect to existing HOLDRSSM trusts, including RTH HOLDRS Trust, and the calculation, management and licensing of HOLDRS.

As contemplated by the Asset Purchase Agreement, the RTH ETF is conducting an exchange offer for all of the outstanding HOLDRS issued by RTH HOLDRS Trust pursuant to which a RTH HOLDRS Investor will receive shares of the RTH ETF with an initial net asset value equal to the deemed value of HOLDRS of RTH HOLDRS Trust tendered for exchange in the Offer by such RTH HOLDRS Investor, subject to certain conditions described herein. The value of HOLDRS tendered for exchange in the Offer will be deemed to be the value of the securities underlying such HOLDRS as of the close of trading on NYSE Arca or such other market on which each of the securities are primarily listed on the day the Expiration Time (as defined below) occurs and the initial net asset value of shares of the RTH ETF will be calculated as of the close of trading on NYSE Arca or such other market on which each of the securities are primarily listed on the day the Expiration Time occurs. The foregoing is subject to the risks associated with the Rebalancing Transaction described under “—Risks of the Offer—Risks Associated with the Rebalancing Transaction.” Pursuant to the Asset Purchase Agreement, Merrill Lynch will file a solicitation/recommendation statement under Section 14(d)(9) of the Exchange Act expressing no recommendation with respect to whether a RTH HOLDRS Investor should accept or reject the Offer. The acceptance by MV Trust of all HOLDRS tendered in the Offer and the completion of the Offer are conditions to the closing of the acquisition described in the Asset Purchase Agreement.

The Offer will commence on or about __, 2011 and will expire at 11:00 a.m., New York City time, on __, 2011, unless extended (that date and time, as it may be so extended, the “Expiration Time”). Upon the commencement of the Offer, each RTH HOLDRS Investor will receive the Offer to Exchange, including this Prospectus, from the Information Agent that will describe the terms and related details of the Offer. RTH HOLDRS Investors will be able to participate in the Offer by following the instructions set forth in the Offer to Exchange. If a RTH HOLDRS Investor does not tender his or her HOLDRS for exchange in the Offer by the Expiration Time, such RTH HOLDRS Investor will not be able to participate in the Offer. Guaranteed delivery will not be available in connection with the Offer. To the extent that RTH HOLDRS Investors purchase HOLDRS in the last few days prior to the Expiration Time and you wish to tender such HOLDRS in the Offer, the purchase of such HOLDRS must settle and such HOLDRS must be tendered prior to the Expiration Time. The value of the securities underlying the HOLDRS, which will be exchanged for shares of the RTH ETF with an initial net asset value equal to the Closing HOLDRS Value, may increase or decrease between the date of tender and the close of trading on the day the Expiration Time occurs, when the initial net asset value will be calculated, and may be more or less than the value of your HOLDRS at any time.

If the Offer is consummated because all conditions have been satisfied or waived, the RTH ETF will provide BNY Mellon Shareowner Services, acting as exchange agent (the “Exchange Agent”), notice of acceptance of HOLDRS to be exchanged in the Offer. Upon receipt of written instructions from Van Eck Securities Corporation, an affiliate of Van Eck Global (“Van Eck Securities”), acting as attorney-in-fact on behalf of all tendering RTH HOLDRS Investors and their financial intermediaries, BNY ConvergEx Execution Solutions LLC, acting in its capacity as transition manager in connection with the Offer (the “Transition Manager”), will sell certain of the underlying securities of the tendered HOLDRS and purchase certain other securities in the open market so that such securities purchased, together with the securities underlying the tendered HOLDRS that are not sold, are expected to conform to the portfolio of securities then making up the Index. The purchases and sales performed by the Transition Manager are hereafter referred to as the “Rebalancing Transaction.”

The purchases and sales performed by the Transition Manager in connection with the Rebalancing Transaction will be made without cost to tendering RTH HOLDRS Investors. The Transition Manager has guaranteed that, assuming it receives the required instructions from Van Eck Securities in a timely manner, such purchases and sales will be made in compliance with the instructions and at the closing price per share of the underlying securities on the day the Expiration Time occurs. The Transition Manager will not be paid a fee, but will be permitted to keep all profits, and will assume all losses, on the purchases and sales performed by the Transition Manager in the Rebalancing Transaction. Except with respect to the Rebalancing Transaction, the exchange of HOLDRS for shares of the RTH ETF will generally not be a taxable transaction for U.S. federal income tax purposes. However, RTH HOLDRS Investors who tender their HOLDRS for exchange in the Offer will generally recognize taxable gains (or losses) in connection with sales of the securities underlying HOLDRS made by the Transition Manager in the Rebalancing Transaction. While RTH HOLDRS Investors should consult their own tax advisers, the section entitled “U.S. Federal Income Tax Consequences of the Offer” provides a summary description of the U.S. federal income tax consequences of the Offer.

Investors who tender their HOLDRS for exchange in the Offer will generally recognize taxable gains (or losses) in connection with the sales of securities underlying their HOLDRS made by the Transition Manager in the Rebalancing Transaction. As of the date hereof, we expect that 26.11% of securities underlying the HOLDRS will be sold by the Transition Manager in the Rebalancing Transaction, although this percentage may change between now and the Expiration Time. The gain (or loss) recognized on the Rebalancing Transaction by HOLDRS Investors will also depend on the particular securities sold and would vary depending on the HOLDRS Investors’ tax basis in the securities sold.

Trading in RTH HOLDRS will be halted on NYSE Arca prior to the Expiration Time. Trading in RTH HOLDRS will thereafter be suspended and HOLDRS will be delisted following termination of RTH HOLDRS Trust, which is expected to occur concurrently with the closing of the Asset Purchase Agreement. After the Expiration Time, the RTH ETF expects that HOLDRS issued by RTH HOLDRS Trust will no longer trade on either NYSE Arca or any other national securities exchange and will no longer use the HOLDRS ticker symbol. On the day following the date the Expiration Time occurs, shares of the RTH ETF will begin trading on NYSE Arca under the symbol “RTH,” which is the current symbol for HOLDRS. For a further description, see the section entitled “Additional Information About RTH HOLDRS Trust.”

Conditions of the Offer. The Offer is conditioned upon, among other things, the occurrence of the following events: (i) HOLDRS having a net aggregate value of $25 million having been validly tendered pursuant to the Offer (the “Minimum Condition”) or that condition having been waived; (ii) each of the Agreement Conditions (as defined below) having been satisfied or waived; and (iii) each of the General Conditions (as defined below) having been satisfied or waived. If any such condition is not satisfied as of the Expiration Time, Van Eck or Merrill Lynch may (i) terminate the Offer and return all tendered HOLDRS to tendering RTH HOLDRS Investors, (ii) extend the Offer and, subject to certain withdrawal rights discussed in the Offer to Exchange, retain all such HOLDRS until the expiration of the Offer as so extended, (iii) waive such condition and, subject to any requirement to extend the period of time during which the Offer is open, exchange all HOLDRS validly tendered prior to the Expiration Time and not validly withdrawn or (iv) delay acceptance to exchange HOLDRS, subject to applicable law, until satisfaction or waiver of the conditions to the Offer.

The “Agreement Conditions” relate to the conditions set forth in Article VI to the Asset Purchase Agreement, which include (a) truthfulness of representations, warranties and covenants set forth therein, (b) absence of any governmental order which could make any transaction contemplated therein illegal and (c) effectiveness of the registration statement relating to the RTH ETF.

The “General Conditions” mean that none of the following has occurred and is continuing:

•

any pending claim, action, suit, arbitration, inquiry, proceeding or investigation before or by any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (“Governmental Authority”) in connection with the Offer which, in Van Eck’s reasonable judgment, either (a) has, or is reasonably likely to have, a Material Adverse Effect (as defined below) on the assets purchased under the Asset Purchase Agreement, Merrill Lynch or Van Eck, (b) would prohibit, prevent, or delay beyond December 31, 2011, consummation of the Offer, or (c) would materially impair the contemplated benefits of the Offer to Van Eck;

•

a federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including any state or federal securities laws) or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority has been enacted, entered, issued, promulgated, enforced or deemed applicable by any Governmental Authority which, in Van Eck’s reasonable judgment, either (a) has, or is reasonably likely to have, a Material Adverse Effect on the assets purchased under the Asset Purchase Agreement, Merrill Lynch or Van Eck, (b) would prohibit, prevent, or delay beyond December 31, 2011, the consummation of the Offer, or (c) would materially impair the contemplated benefits of the Offer to Van Eck;

•

the Trustee shall have taken or overtly threatened to take any action that challenges the validity or effectiveness of the procedures used by Van Eck in the making of the Offer or the acceptance of HOLDRS pursuant to the Offer which, in Van Eck’s reasonable judgment, either (a) has, or is reasonably likely to have, a Material Adverse Effect on the assets purchased under the Asset Purchase Agreement, Merrill Lynch or Van Eck, (b) would prohibit, prevent, or delay beyond December 31, 2011, consummation of the Offer, or (c) would materially impair the contemplated benefits of the Offer to Van Eck;

•

there has occurred or be reasonably likely to occur any event or condition not described in the three immediately preceding bullets which, in Van Eck’s reasonable judgment, either (a) has, or is reasonably likely to have, a Material Adverse Effect on the assets purchased under the Asset Purchase Agreement, Merrill Lynch or Van Eck, (b) would prohibit, prevent, or delay beyond December 31, 2011, consummation of the Offer, or (c) would materially impair the contemplated benefits of the Offer to Van Eck;

•	there exists, in Van Eck’s reasonable judgment, any actual legal impediment to the acceptance for exchange of, or exchange of, some or all of HOLDRS under the procedures described in the Offer; or

•

there exists (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) any significant adverse change in the U.S. or other major securities or financial markets, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or other major financial markets, (d) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States or (e) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

“Material Adverse Effect” means any material adverse change in or effect on the assets, liabilities or conditions (financial or otherwise) of the assets purchased under the Asset Purchase Agreement or any materially adverse change in or affect on (including any material delay) the ability of Merrill Lynch or Van Eck to perform their obligations under the Asset Purchase Agreement.

The Offer is also contingent upon the effectiveness of the registration statement relating to the shares of the RTH ETF.

Appraisal Rights. RTH HOLDRS Investors and shareholders of the RTH ETF will not have any appraisal rights in connection with the Offer.

Potential Benefits of Holding Shares of the RTH ETF Rather Than HOLDRS. The Offer is expected to allow participating RTH HOLDRS Investors the opportunity to gain uninterrupted exposure to the retail sector through the RTH ETF, which will have a similar investment focus as RTH HOLDRS Trust. Van Eck believes that the RTH ETF offers a more dynamic investment vehicle than RTH HOLDRS Trust because the RTH ETF is better able to reflect changes in the composition of industry sectors that inevitably occur over time. Because the portfolio of securities in RTH HOLDRS Trust generally remains static over time, it may not be representative of the current industry sector it purports to represent. By comparison, the RTH ETF will rebalance its portfolio semi-annually in order to track the Index, the composition of which changes to reflect market developments.

Participating in the Offer may result in simplified tax and investment recordkeeping as a result of receiving shares of the RTH ETF as opposed to taking delivery of the underlying, unbundled securities represented by HOLDRS. Furthermore, Van Eck has structured the Offer so that a portion of the transaction is not expected to be taxable. Although RTH HOLDRS Investors will generally recognize taxable gain (or loss) with respect to securities underlying HOLDRS that are sold in the Rebalancing Transaction, any unrealized gain (or loss) in respect of the underlying securities of HOLDRS that are not sold by the Transition Manager in the Rebalancing Transaction and are transferred to the RTH ETF will generally not be currently taxable and, instead, will generally remain deferred until the RTH ETF shares are sold by RTH HOLDRS Investors or the RTH ETF sells such underlying securities (in which case, such recognized gain (or loss) will impact the RTH ETF’s overall calculation of its income). In contrast, if an investor chooses not to participate in the Offer, the other alternatives, including the sale of HOLDRS on the open market before or after the Offer or termination by the Trustee, may result in a cancellation fee and/or in different tax treatment, with the possibility that the entire transaction is taxable. RTH HOLDRS Investors should consult their own tax advisors regarding potential tax consequences under all applicable tax laws in light of their own circumstances.

The Offer has been structured so that RTH HOLDRS Investors will not bear any costs related to the Offer, including the fee for canceling their HOLDRS if they tender HOLDRS for exchange in the Offer. Van Eck will bear the costs of printing and mailing materials to RTH HOLDRS Investors, certain legal and filing fees, and fees and expenses of the Exchange Agent and the Information Agent in connection with the Offer. RTH HOLDRS Investors will not bear any costs of the Offer; however, because RTH

HOLDRS Investors own their HOLDRS through a financial intermediary, their financial intermediary may charge RTH HOLDRS Investors a fee in connection with tendering HOLDRS on their behalf for shares of the RTH ETF. RTH HOLDRS Investors should consult with their financial intermediary to determine whether any fees will apply.

Risks of the Offer. By participating in the Offer, RTH HOLDRS Investors will assume the following risks:

Risks Associated with the Rebalancing Transaction: The RTH ETF is prohibited by law from issuing its shares at a price other than net asset value per share. The Offer and the Rebalancing Transaction have been structured so that the basket of securities the RTH ETF will receive in exchange for shares of the RTH ETF will be equal to the closing price per share of the underlying securities on the date the Expiration Time occurs. There are a number of steps which must be taken within a short period of time on the day the Expiration Time occurs in order for the Rebalancing Transaction to occur as described above. There is no guarantee that all of these steps will occur on that day. While the Transition Manager has guaranteed that the trades required to consummate the Rebalancing Transaction will be made in accordance with the instructions provided by Van Eck Securities and at the closing price per share of the underlying securities on the day the Expiration Time occurs, if the trades are unable to be consummated in accordance with the instructions provided by Van Eck Securities and at the closing price and the guarantee of the Transition Manager fails, the basket of securities that the RTH ETF will receive and the value of the shares of the RTH ETF may be more or less than the deemed value of HOLDRS as of the closing of trading on NYSE Arca on the day the Expiration Time occurs. In addition, there is no assurance that the net asset value of the shares of the RTH ETF will equal the trading price of your HOLDRS at any time.

The exchange of HOLDRS for shares in the RTH ETF pursuant to the Offer is expected to generally not be a taxable transaction for U.S. federal income tax purposes, except to the extent that taxable gains (or losses) result from the sale of securities underlying HOLDRS in the Rebalancing Transaction. This treatment depends upon the satisfaction of certain diversification requirements with respect to the assets transferred to the RTH ETF. It is intended that these diversification requirements will be satisfied as a result of the Rebalancing Transaction. If the Transition Manager, however, is not able to complete the Rebalancing Transaction, as intended prior to the transfer of assets into the RTH ETF, and the diversification requirements are not satisfied with respect to the transferred assets, then the exchange of HOLDRS for shares in the RTH ETF would generally be fully taxable. The Transition Manager may not be able to complete the Rebalancing Transaction as intended in the event of (1) a general suspension of, or limitation on prices for, trading, clearing or settling in securities in the U.S. securities or financial markets, (2) declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or other major financial markets, (3) general failure of transmission or communication facilities in the Borough of Manhattan, New York City, New York, or (4) commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly involving the United States, in each case that occurs after the Expiration Time but prior to the close of trading on that day.

Risks Associated with Market Fluctuations: The value of the securities underlying HOLDRS, which will be exchanged for shares of the RTH ETF with an initial net asset value equal to the Closing HOLDRS Value, may increase or decrease (i) between the date of tender and the close of trading on the day the Expiration Time occurs, when the initial net asset value will be calculated, and (ii) between the close of trading on NYSE Arca on the day the Expiration Time occurs and the time of the actual receipt of shares of the RTH ETF to be received by RTH HOLDRS Investors in exchange therefor and may be more or less than the value of HOLDRS at any time.

Risks Associated with Absence of Guaranteed Delivery: Guaranteed delivery will not be available in connection with the Offer. To the extent that RTH HOLDRS Investors purchase HOLDRS prior to the Expiration Time and wish to tender such HOLDRS in the Offer, the purchase of such HOLDRS must settle and such HOLDRS must be tendered prior to the Expiration Time. In order to ensure that their HOLDRS are tendered prior to the Expiration Time, RTH HOLDRS Investors should contact their financial intermediary to determine whether such financial intermediary has established its own earlier cutoff date and time to tender in the Offer.

Risks Associated with Gains Derived From Corporate RTH HOLDRS Investors: If a corporate RTH HOLDRS Investor, other than an S corporation, participates in the Offer, then the RTH ETF may subsequently recognize taxable gain that will be subject to tax at the RTH ETF level to the extent of certain unrealized net gains (at the time of the transaction of the underlying securities to the RTH ETF) in respect of the securities transferred by the corporate RTH HOLDRS Investor to the RTH ETF. Such RTH ETF-level tax will indirectly be borne by all RTH ETF shareholders. If you are a corporation, other than an S corporation, you must indicate your status as a corporation in the Letter of Transmittal.

For a description of the risks of investing in the RTH ETF, see the section entitled “Principal Risk Factors.”

Fees and Expenses

Fees and Expenses of the RTH ETF. This table describes the fees and expenses that shareholders of the RTH ETF bear directly or indirectly from an investment in shares of the RTH ETF. For a further description of fees and expenses of the RTH ETF, see “Comparison of the RTH ETF and RTH HOLDRS Trust—Fees and Expenses.”

Shareholder Fees (fees paid directly from your investment)	None
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fee	0.35%
Other Expenses(a)	0.12%
Total Annual Fund Operating Expenses(b)	0.47%
Fee Waivers and Expense Reimbursement(b)	0.12%
Total Annual Fund Operating Expenses After Fee Waiver and Expense Reimbursement(b)	0.35%

(a)	“Other Expenses” are based on estimated amounts for the current fiscal year.

(b)

Van Eck has agreed to waive fees and/or pay RTH ETF expenses to the extent necessary to prevent the operating expenses of the RTH ETF (excluding interest expense, offering costs, trading expenses, taxes and extraordinary expenses) from exceeding 0.35% of the RTH ETF’s average daily net assets per year until at least May 1, 2013. During such time, the expense limitation is expected to continue until the Board of Trustees of MV Trust (the “Board”) acts to discontinue all or a portion of such expense limitation.

Expense Example. This example is intended to help you compare the cost of investing in the RTH ETF with the cost of investing in other funds. This example does not take into account brokerage commissions that you pay when purchasing or selling shares of the RTH ETF.

The example assumes that you invest $10,000 in the RTH ETF for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual return and that the RTH ETF’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Year	Expenses
1	$36
3	$139

The RTH ETF will pay transaction costs, such as commissions, when it purchases and sells securities (or “turns over” its portfolio). A higher portfolio turnover will cause the RTH ETF to incur additional transaction costs and may result in higher taxes when shares of the RTH ETF are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, may affect the RTH ETF’s performance. Because the RTH ETF is newly organized, no portfolio turnover figures are available as of the date of this Prospectus.

Fees and Expenses of RTH HOLDRS Trust. RTH HOLDRS Trust does not pay any management fee, but RTH HOLDRS Investors pay fees for invoicing and surrendering HOLDRS and a quarterly custody fee. For a further discussion of fees and expenses of RTH HOLDRS Trust, see “Comparison of the RTH ETF and RTH HOLDRS Trust—Fees and Expenses.”

Comparison of the RTH ETF and RTH HOLDRS Trust

The chart and text below provide a comparison of the RTH ETF and RTH HOLDRS Trust. For a further description of the RTH ETF and RTH HOLDRS Trust, see “Additional Information About the RTH ETF” and “Additional Information About RTH HOLDRS Trust,” respectively.

	RTH ETF	RTH HOLDRS Trust
Structure	A newly organized series of a Delaware statutory trust that is registered as an open-end management investment company under the 1940 Act.	A depositary common law trust governed by the laws of the State of New York. It is not an investment company under the 1940 Act.

Investment Strategy

Seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the Market Vectors US Listed Retail 25 Index by generally holding all of the securities included in the Index in the same proportion as the Index. The Index is rebalanced semi-annually. A description of the Index is included in Appendix A to this Prospectus.

Represent common stock or American depositary shares representing common stock of a group of specified companies that are involved in various segments of the retail industry. The companies whose securities were included in RTH HOLDRS Trust at the time that it was originally issued were generally considered to be among the largest and most liquid companies with U.S.-traded securities involved in the retail industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies included in RTH HOLDRS Trust does not change.

Listing Exchange	NYSE Arca upon the consummation of the Offer.	NYSE Arca.

Management

Under the terms of an Investment Management Agreement, Van Eck will serve as the investment adviser to the RTH ETF and, subject to the general oversight of the Board of Trustees of the RTH ETF, will be responsible for the day-to-day management of the RTH ETF. Hao-Hung (Peter) Liao and George Cao will be the RTH ETF’s portfolio managers at inception.

Does not have an adviser or portfolio managers. The Trust Agreement provides that HOLDRS represent a RTH HOLDRS Investor’s undivided beneficial ownership interest in the securities of the underlying companies and dictates how RTH HOLDRS Trust will function.

Fees and Expenses

Responsible for all of its expenses, including the management fee, costs of transfer agency, custody, legal, audit and other services, interest, taxes, any distribution fees or expenses, offering fees or expenses and extraordinary expenses.

Does not pay any management fee, but RTH HOLDRS Investors pay fees to the Trustee for its custody services. Issuance and cancellation fees of up to $10.00 charged for each round-lot of 100 HOLDRS when creating HOLDRS or withdrawing underlying securities in exchange for HOLDRS.

Purchase and Sale of Shares	Individual shares may only be purchased and sold in secondary market transactions through brokers. The RTH	Prospective RTH HOLDRS Investors may acquire HOLDRS either (i) through an in-kind deposit of the

ETF will issue and redeem shares at net asset value only in a large specified number of shares each called a “Creation Unit,” or multiples thereof to authorized participants (i.e., a person eligible to place orders to create or redeem Creation Units of the RTH ETF).

required number of securities of the underlying issuers with the Trustee; or (ii) by purchase in the secondary trading market. RTH HOLDRS Investors may cancel HOLDRS and withdraw the underlying securities by paying the cancellation fee to the Trustee.

Ownership	Each share of the RTH ETF represents a pro rata interest in the assets of the RTH ETF. Shares have no pre-emptive, exchange, subscription or conversion rights and are freely transferable.	Represent an undivided beneficial ownership in the common stock or American depositary shares of the group of specified companies underlying a HOLDRS.

Distributions	Net investment income, if any, and net capital gains, if any, are typically distributed to shareholders of the RTH ETF at least annually.

RTH HOLDRS Investors are entitled to receive, net of Trustee fees and taxes or other governmental charges, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.

Governing Law	The RTH ETF is subject to the federal securities laws, including the 1940 Act, and the rules and regulations promulgated by the SEC thereunder.	RTH HOLDRS Trust is not a registered investment company under the 1940 Act, but HOLDRS are registered under, and subject to the reporting requirements of, the Exchange Act.

Investment Objectives and Policies. The investment objective of the RTH ETF is to seek to replicate as closely as possible, before fees and expenses, the price and yield performance of the Index. The RTH ETF’s investment objective is a non-fundamental policy that may be changed by the Board without shareholder approval. The RTH ETF, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the Index by investing in a portfolio of securities that generally replicates the Index. The Adviser expects that, over time, the correlation between the RTH ETF’s performance and that of the Index before fees and expenses will be 95% or better. A figure of 100% would indicate perfect correlation. The RTH ETF will normally invest at least 80% of its total assets in securities that comprise its benchmark index. The benchmark index is comprised of common stocks and depositary receipts of U.S. exchange-listed companies in the retail sector. These companies may include foreign companies that are listed on a U.S. exchange. Companies are considered to be in the retail sector if they derive the majority of their revenues from activities related to retail, which include retail distribution; wholesalers; online, direct mail and TV retailers; multi-line retailers; specialty retailers, such as apparel, automotive, computer and electronics, drug, home improvement and home furnishing retailers; and food and other staples retailers. Of the largest 50 stocks in the retail sector by full market capitalization, the top 25 by free-float market capitalization (e.g., includes only shares that are readily available for trading in the market) and three month average daily trading volume are included in the Index. As of June 30, 2011, the Index included 25 securities of companies with a market capitalization range of between approximately $7 billion to $185 billion and an average market capitalization of $30 billion. These amounts are subject to change. The RTH ETF’s 80% investment policy is non-fundamental and requires 60 days’ prior written notice to shareholders before it can be changed. The RTH ETF will concentrate its investments in a particular industry or group of industries to the extent that the Index concentrates in an industry or group of industries. As of the date of this Prospectus, the RTH ETF is concentrated in the retail sector.

HOLDRS were originally designed to allow shareholders to diversify their investment in the retail industry through a single, exchange-listed instrument representing their undivided beneficial ownership of the underlying securities. The companies whose securities were included in RTH HOLDRS Trust at the time that RTH HOLDRS Trust was originally issued were generally considered to be among the largest and most liquid companies with U.S.-traded securities involved in the retail industry, as measured by market capitalization and trading volume on January 24, 2001. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies included in RTH HOLDRS Trust does not change. RTH HOLDRS Trust may no longer consist exclusively of securities issued by companies involved in the retail industry or may no longer be a diversified investment in the retail industry.

Portfolio Management. Van Eck will be the investment adviser to the RTH ETF. The following individuals will be jointly and primarily responsible for the day-to-day management of the RTH ETF’s portfolio:

Name	Title with Van Eck	Date Will Begin Managing RTH ETF
Hao-Hung (Peter) Liao	Portfolio Manager	At inception
George Cao	Portfolio Manager	At inception

The Index that the RTH ETF seeks to replicate is published by Market Vectors Index Solutions GmbH (the “Index Provider”), which is a wholly-owned subsidiary of the Adviser.

RTH HOLDRS Trust does not have portfolio managers or an index provider. The Trust Agreement provides that HOLDRS represent a RTH HOLDRS Investor’s undivided beneficial ownership interest in the securities of the underlying companies and dictates how RTH HOLDRS Trust will function.

Fees and Expenses. The RTH ETF is responsible for all of its expenses, including the management fee, costs of transfer agency, custody, legal, audit and other services, interest, taxes, any distribution fees or expenses, offering fees or expenses and extraordinary expenses. The RTH ETF pays to Van Eck a management fee calculated monthly based on a percentage of the RTH ETF’s average daily net assets at the annual rate of 0.35%. From time to time, Van Eck may waive all or a portion of its fee. Until at least May 1, 2013, Van Eck has agreed to waive fees and/or pay RTH ETF expenses to the extent necessary to prevent the operating expenses of the RTH ETF (excluding interest expense, offering costs, trading expenses, taxes and extraordinary expenses) from exceeding 0.35% of its average daily net assets per year. Offering costs excluded from the expense caps are: (a) legal fees pertaining to the RTH ETF’s shares offered for sale; (b) SEC and state registration fees; and (c) initial fees paid for shares of the RTH ETF to be listed on an exchange.

RTH HOLDRS Trust does not pay any management fee, but RTH HOLDRS Investors pay fees for invoicing and surrendering HOLDRS and a quarterly custody fee. The Bank of New York Mellon, as the Trustee and custodian, charges a quarterly custody fee of $2.00 for each round-lot of 100 HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by RTH HOLDRS Trust. The Trustee waives that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. RTH HOLDRS Investors are charged issuance and cancellation fees of up to $10.00 for each round-lot of 100 HOLDRS when creating HOLDRS or withdrawing underlying securities in exchange for HOLDRS.

Description of Shares. Each share of the RTH ETF has a pro rata interest in the assets of the RTH ETF. Shares of the RTH ETF to be issued pursuant to the Offer will, when issued, be fully paid and non-assessable and transferable without restrictions and will have no preemptive rights.

HOLDRS represent an undivided beneficial ownership in the common stock or American depositary shares representing common stock of a group of specified companies that are involved in various segments of the retail industry and whose securities are registered under Section 12 of the Exchange Act. For a further description of HOLDRS, see the section entitled “Additional Information About RTH HOLDRS Trust—Rights Relating to Underlying Securities.”

Purchases and Redemptions. The Board has authorized the issuance of the shares of the RTH ETF to RTH HOLDRS Investors in connection with the Offer. Individual shares of the RTH ETF may only be purchased and sold in secondary market transactions through brokers. The RTH ETF will issue and redeem shares at net asset value (“NAV”) only in a large specified number of shares each called a “Creation Unit,” or multiples thereof to authorized participants. A Creation Unit will consist of a number of shares of the RTH ETF in excess of 25,000 shares. For a further description of how to purchase and redeem shares of the RTH ETF, see “Buying and Selling Shares of the RTH ETF” in Appendix C to this Prospectus.

Shareholders may acquire HOLDRS either (i) through an in-kind deposit of the required number of securities of the underlying issuers with the Trustee; or (ii) through a cash purchase in the secondary trading market. RTH HOLDRS Trust will only issue and cancel, and shareholders may only obtain, hold, trade or surrender, HOLDRS in round-lots of 100 HOLDRS and round-lot multiples. RTH HOLDRS Trust will only issue HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 HOLDRS. The number of outstanding HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. RTH HOLDRS Trust issues HOLDRS on a continuous basis when an investor deposits the required securities with the Trustee. For a further description of how to purchase and sell HOLDRS, see the section entitled “Additional Information About RTH HOLDRS Trust—Purchases and Sales of HOLDRS” for further information.

Distributions. Net investment income, if any, and net capital gains, if any, are typically distributed to shareholders of the RTH ETF at least annually. Dividends may be declared and paid more frequently to improve Index tracking or to comply with the distribution requirements of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Distributions in cash may be reinvested automatically in additional shares of the RTH ETF only if the broker through which a shareholder purchased shares makes such option available. For a further description of the dividends paid by the RTH ETF, see “Distributions” in Appendix C to this Prospectus.

RTH HOLDRS Investors are entitled to receive, net of Trustee fees and taxes or other governmental charges, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. Any distributions of securities by an issuer of underlying securities will be deposited into RTH HOLDRS Trust and will become part of RTH HOLDRS Trust unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such distributed securities have a different Standard &Poor’s Global Industry Classification Standard, or “GICS,” sector classification than any of the underlying securities represented in RTH HOLDRS Trust at the time of the distribution of such securities. For a further description of the distributions made by RTH HOLDRS Trust, see the section entitled “Additional Information About RTH HOLDRS Trust—Rights Relating to Underlying Securities.”

Business Structure and Shareholder Rights. The RTH ETF is a series of a Delaware statutory trust organized pursuant to the Delaware Statutory Trust Act. MV Trust is governed by its Amended and Restated Declaration of Trust (the “Declaration”) and its Bylaws, and its business and affairs are managed under the supervision of its Board. MV Trust issues shares of beneficial interest of the RTH ETF with no par value. Shares of the RTH ETF have no pre-emptive, exchange, subscription or conversion rights and are freely transferable. Each share is entitled to participate equally in dividends and distributions declared by the Board with respect to the RTH ETF, and in the net distributable assets of the RTH ETF upon liquidation. Each share has one vote with respect to matters upon which a shareholder vote is required consistent with the requirements of the 1940 Act and each fractional share has a proportional fractional vote.

RTH HOLDRS Trust was formed pursuant to the Trust Agreement governed by the laws of the State of New York. The Trust Agreement provides that HOLDRS represent a shareholder’s individual and undivided beneficial ownership interest in the specified underlying securities included in RTH HOLDRS Trust. RTH HOLDRS Investors have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of RTH HOLDRS Trust. These include the right of investors to instruct the Trustee to vote the underlying securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the Trustee by an issuer of an underlying security, as well as the right to cancel HOLDRS to receive the underlying securities. The Trustee performs only administrative and ministerial acts. RTH HOLDRS Investors are entitled to receive, net of Trustee fees, taxes or other charges, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. Shareholders of the RTH ETF are not treated as the owners of the securities comprising the RTH ETF’s portfolio and, therefore, are not entitled to receive distributions made with respect to such securities.

Governing Law. The RTH ETF is subject to the federal securities laws, including the 1940 Act, and the rules and regulations promulgated by the SEC thereunder. RTH HOLDRS Trust is not a registered investment company under the 1940 Act, but HOLDRS are registered under the Exchange Act. Accordingly, RTH HOLDRS Trust is subject to reporting requirements of the Exchange Act.

Shareholder Meetings. MV Trust is not required to hold annual shareholder meetings in any year in which the election of trustees is not required to be acted upon under the 1940 Act. MV Trust’s Bylaws provide that special meetings of shareholders may be called by the Board or by the Secretary of MV Trust upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. The RTH ETF’s shareholders also may act by unanimous written consent.

One-third of shares entitled to vote in person or by proxy is a quorum for the transaction of business at a meeting of MV Trust’s shareholders, except that where any provision of law permits or requests that holders of any series shall vote as a series, then one-third of the aggregate number of shares of that series entitled to vote shall be necessary to constitute a quorum for the transactions of business by that series. Any lesser number shall be sufficient for adjournments. No similar provisions are contained in the Trust Agreement.

The Declaration provides that each shareholder is entitled to one vote for each share that it holds and a proportionate fractional vote for each fractional share held. The Declaration does not provide for cumulative voting in the election or removal of trustees by shareholders. The Declaration provides that on any matter submitted to a vote of the shareholders, all shares shall be voted separately by individual series, except: (i) when required by the 1940 Act, shares shall be voted in the aggregate and not by individual series; and (ii) when the trustees have determined that the matter affects the interests of more than one series, then the shareholders of all such affected series shall be entitled to vote thereon.

RTH HOLDRS Trust is not required to hold annual or special shareholders’ meetings under the Trust Agreement or state law. RTH HOLDRS Investors receive proxy solicitation materials provided by issuers of the deposited shares to permit them to give the Trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

The RTH ETF has delegated to the Adviser the authority to vote proxies on its behalf with respect to its portfolio securities, consistent with applicable law and the Adviser’s proxy voting policies and procedures.

Right to Vote. The 1940 Act provides that shareholders of the RTH ETF have the power to vote with respect to certain matters, including for the election of trustees, the selection of auditors (under certain circumstances), approval of investment advisory agreements and plans of distribution and amendments to the RTH ETF’s policies or restrictions deemed to be fundamental. Shareholders of the RTH ETF also have the right to vote on certain matters affecting the RTH ETF under the Declaration and Bylaws and applicable state law. Except with respect to the right to vote to dissolve and liquidate RTH HOLDRS Trust, HOLDRS themselves have no voting rights.

The following summarizes the matters upon which shareholders of the RTH ETF and RTH HOLDRS Investors have the right to vote as well as the minimum shareholder vote required to approve the matter. For matters on which shareholders of the RTH ETF do not have a right to vote, the trustees of the RTH ETF may nonetheless determine to submit the matter to shareholders for approval.

Amendment of Governing Instruments. In general, shareholders of MV Trust have the right to vote on any amendment to the Declaration: (i) that would affect their existing voting rights under the Declaration or the ability of the trustees to amend the Declaration; (ii) as required by law or under MV Trust’s registration statement; or (iii) that is submitted to a vote of the shareholders by the trustees. Any such amendment must be approved by a vote of a majority of the shares present in person or by proxy at a meeting. Any other amendment to the Declaration may be approved by a majority of the trustees. The Board has the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

The Trustee and the Initial Depositor may amend any provisions of the Trust Agreement without the consent of any other depositor or any RTH HOLDRS Investor. Promptly after the execution of any amendment to the Trust Agreement, the Trustee must furnish or cause to be furnished written notification of the substance of the amendment to each RTH HOLDRS Investor. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the RTH HOLDRS Investors will not become effective until 30 days after notice of the amendment is given to the RTH HOLDRS Investors.

Reorganization, Merger and Liquidation. MV Trust’s Board, in order to change the form of organization of MV Trust, may, without prior shareholder approval, (i) cause MV Trust to merge or consolidate with or into one or more trusts, partnerships, associations, or corporations so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, that will succeed to or assume MV Trust’s registration under that Act and which is formed, organized, or existing under the laws of a state, commonwealth, territory, possession, or colony of the United States or (ii) cause MV Trust to incorporate under the laws of the State of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of trustees.

Under the Trust Agreement, 75% of RTH HOLDRS Investors, other than the Initial Depositor owning HOLDRS for its own proprietary account as principal, can vote to dissolve and liquidate RTH HOLDRS Trust.

Liability of Shareholders. Consistent with the Delaware Statutory Trust Act, the Declaration generally provides that shareholders of the RTH ETF will not be subject to personal liability for the obligations of the RTH ETF. The Declaration contains a disclaimer of shareholder liability for debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the RTH ETF. No similar provisions are contained in the Trust Agreement.

Liability of Trustees and Officers. Consistent with the 1940 Act, the Declaration generally provides that no Trustee or officer shall be subject to any personal liability in connection with the assets or affairs of MV Trust, except for liability arising from his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office or the discharge of his or her functions (“Disabling Conduct”).

Both the Initial Depositor and the Trustee expressly disclaim any liability to any RTH HOLDRS Investor (including, without limitation, liability with respect to the validity or worth of RTH HOLDRS Trust’s property), except that each agree to perform its obligations specifically set forth in the Trust Agreement without negligence or bad faith.

Indemnification. Pursuant to the Declaration, all persons that are or have been a trustee or officer of MV Trust (collectively, the “Covered Persons”) shall be indemnified by MV Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a trustee or officer and against amounts paid or incurred by him or her in the settlement thereof. No indemnification will be provided to a Covered Person who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to MV Trust or its shareholders by reason of Disabling Conduct or not to have acted in good faith in the reasonable belief that his action was in the best interest of MV Trust; or in the event of a settlement, unless there has been a determination that such trustee or officer did not engage in Disabling Conduct. MV Trust’s Bylaws provides that, to the maximum extent permitted by Delaware law in effect from time to time, MV Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former trustee or officer of MV Trust and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director of MV Trust and at the request of MV Trust, serves or has served as a trustee, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. MV Trust may, with the approval of the Board, provide such indemnification and advance for expenses to a person who served a predecessor of MV Trust in any of the capacities described in (a) or (b) above and to any employee or agent of MV Trust or a predecessor of MV Trust; except when such indemnification and advance of expenses shall be effective to protect or purport to protect any trustee or officer of MV Trust against liability to MV Trust or its shareholders to which he or she would otherwise be subject by reason of Disabling Conduct.

MV Trust has agreed to indemnify and hold harmless the trustees against any and all expenses actually and reasonably incurred by the trustee in any proceeding arising out of or in connection with the trustee’s service to MV Trust, to the fullest extent permitted by the Declaration and Bylaws of MV Trust and applicable law.

The Initial Depositor has agreed to indemnify the Trustee against certain civil liabilities related to acts performed or not performed by the Trustee in accordance with the Trust Agreement or periodic reports filed or not filed with the SEC with respect to HOLDRS. Should a court determine not to enforce the indemnification provision, the Initial Depositor also has agreed to contribute to payments the Trustee may be required to make with respect to these liabilities.

Expenses of the Offer

The Offer is being made primarily by the mailing of this Prospectus together with the Offer to Exchange. In addition, employees of Van Eck and its affiliates, without additional compensation, may solicit tenders in person or by telephone, telegraph, facsimile or oral communication. Van Eck has retained The Bank of New York Mellon, acting through the Exchange Agent in connection with the Offer. Van Eck has retained the Information Agent to provide advisory and consulting services in connection with the Offer and to provide information with respect to the Offer to RTH HOLDRS Investors. The estimated fees to be paid to the Exchange Agent and the Information Agent are approximately $20,000 and $25,824, respectively. The expenses of the Offer, including the cost of printing, filing and solicitation, and legal and accounting expenses, are expected to be approximately $283,805, all of which will be borne by Van Eck. Furthermore, a cancellation fee will not be charged to RTH HOLDRS Investors that tender in the Offer.

PRINCIPAL RISK FACTORS

The value of an investment in the RTH ETF and RTH HOLDRS Trust is based on the market prices of the securities that they hold. These prices change daily due to economic and other events that affect markets generally, as well as those that affect particular regions, countries, industries, companies or governments. Investors in the RTH ETF or RTH HOLDRS Trust should be willing to accept a high degree of volatility in the price of the RTH ETF’s shares or HOLDRS and the possibility of significant losses. An investment in the RTH ETF or RTH HOLDRS Trust involves a substantial degree of risk. An investment in the RTH ETF or RTH HOLDRS Trust is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Risks Related to the RTH ETF and RTH HOLDRS Trust

Risk of Investing in the Retail Sector. Companies in the retail sector may be affected by the performance of the domestic and international economy, interest rates, rates of inflation, exchange rates, competition and consumer confidence. The success of companies in the retail sector depends heavily on disposable household income and consumer spending, and changes in demographics and consumer preferences can affect the success of retail companies. Certain segments of the retail sector have historically been subject to significant seasonal and quarterly variations. The success of retail companies may be strongly affected by fads, marketing campaigns and other factors affecting supply and demand. These companies may be subject to severe competition, which may have an adverse impact on their profitability. Certain segments of the retail sector are highly cyclical, which may cause the operating results of certain retail companies to vary significantly.

Companies in the retail sector may be dependent on outside financing, which may be difficult to obtain. Many of these companies are dependent on third party suppliers and distribution systems. Many of the companies in the retail sector purchase merchandise both directly from brand owners and indirectly from retailers and third party suppliers. Such companies may also be dependent upon suppliers for the products used for their own brand name merchandise. Reliance on third party suppliers subjects retail companies to risks of delivery delays, price increases and receipt of nonconforming or poor quality merchandise. Retail companies may be unable to protect their intellectual property rights and may be liable for infringing the intellectual property rights of others. Changes in labor laws and other labor issues, such as increased labor costs, could adversely affect the financial performance of retail companies. If retail companies do not maintain the security of customer-related information, they could damage their reputations with customers, incur substantial costs and become subject to litigation, all of which could adversely affect the financial performance of such companies. The international operations of certain companies in the retail sector expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some of the companies in the Index are engaged in other lines of business unrelated to retail, and they may experience problems with these lines of business which could adversely affect their operating results. The operating results of these companies may fluctuate as a result of these additional risks and events in the other lines of business. In addition, a company’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses. Despite a company’s possible success in traditional retail activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

Certain companies in which the RTH ETF may invest are non-U.S. issuers whose securities are listed on U.S. exchanges. These securities involve risks beyond those associated with investments in U.S. securities, including greater market volatility, higher transactional costs, taxation by foreign governments and political instability.

Concentration Risk. The assets of RTH HOLDRS Trust are concentrated in the retail sector and, as of the date of this Prospectus, the Index that the RTH ETF replicates is concentrated in the retail sector. The securities of many or all of the companies in the retail sector may decline in value due to developments adversely affecting the retail sector. By concentrating their assets in the retail sector, RTH HOLDRS Trust and the RTH ETF are subject to the risk that economic, political or other conditions that have a negative effect on the retail sector will negatively impact RTH HOLDRS Trust and the RTH ETF to a greater extent than if their assets were invested in a wider variety of sectors.

Non-Diversified Risk. The RTH ETF is classified as a “non-diversified” investment company under the 1940 Act. As a result, the RTH ETF is subject to the risk that it will be more volatile than a diversified fund because the RTH ETF may invest its assets in a smaller number of issuers or may invest a larger proportion of its assets in a single issuer. As a result, the gains and losses on a single investment may have a greater impact on the RTH ETF’s NAV and may make the RTH ETF more volatile than more diversified funds.

As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities included in RTH HOLDRS Trust, RTH HOLDRS Trust may not necessarily be a diversified investment in the retail industry. In addition, reconstitution events, a distribution of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, RTH HOLDRS Trust, may also reduce diversification. HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

Market Risk. The prices of the securities in RTH HOLDRS Trust and the RTH ETF are subject to the risks associated with investing in the stock market, including general economic conditions and sudden and unpredictable drops in value. An investment in RTH HOLDRS Trust and the RTH ETF may lose money.

Trading Issues. Trading in HOLDRS and the shares of the RTH ETF on NYSE Arca may be halted due to market conditions or for reasons that, in the view of NYSE Arca, make trading in HOLDRS or the shares of the RTH ETF inadvisable. In addition, trading on NYSE Arca is subject to trading halts caused by extraordinary market volatility pursuant to NYSE Arca “circuit breaker” rules. There can be no assurance that the requirements of NYSE Arca necessary to maintain the listing of HOLDRS and the shares of the RTH ETF will continue to be met or will remain unchanged. In the event that trading in HOLDRS is halted, a RTH HOLDRS Investor will only be able to trade the underlying securities if he or she cancels his or her HOLDRS and receives each of the underlying securities. Furthermore, if RTH HOLDRS Trust is delisted by NYSE Arca, a termination event will result under the terms of the Trust Agreement unless HOLDRS are listed for trading on another U.S. national securities exchange within five business days from the date HOLDRS are delisted.

Risks Related to the RTH ETF

Fluctuation of NAV. The NAV of shares of the RTH ETF will fluctuate with changes in the market value of the RTH ETF’s securities holdings. The market prices of shares of the RTH ETF will fluctuate in accordance with changes in NAV and supply and demand on NYSE Arca. The RTH ETF cannot predict whether shares of the RTH ETF will trade below, at or above their NAV. Price differences may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for shares of the RTH ETF will be closely related to, but not identical to, the same forces influencing the prices of the securities of the Index trading individually or in the aggregate at any point in time. In addition, disruptions to creations and redemptions or the existence of extreme market volatility may result in trading prices that differ significantly from NAV. If shares are purchased at a time when the market price is at a premium to the NAV or sold at a time when the market price is at a discount to the NAV, a shareholder may sustain losses.

Replication Management Risk. Unlike many investment companies, the RTH ETF is not “actively” managed. Therefore, unless a specific security is removed from the Index, the RTH ETF generally would not sell a security because the security’s issuer is in financial trouble. If a specific security is removed from the Index, the RTH ETF may be forced to sell such security at an inopportune time or for prices other than at current market values. An investment in the RTH ETF involves risks similar to those of investing in any fund of equity securities traded on an exchange, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. The Index may not contain the appropriate or a diversified mix of securities for any particular economic cycle. The timing of changes in the RTH ETF from one type of security to another in seeking to replicate the Index could have a negative effect on the RTH ETF. Unlike with an actively managed fund, the Adviser does not use techniques or defensive strategies designed to lessen the effects of market volatility or to reduce the impact of periods of market decline. This means that, based on market and economic conditions, the RTH ETF’s performance could be lower than other types of mutual funds that may actively shift their portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

No Guarantee of Active Trading Market. The RTH ETF is a newly organized series of an investment company. While shares of the RTH ETF are expected to be listed on NYSE Arca, there can be no assurance that an active trading market for the shares will develop or be maintained. The RTH ETF’s distributor does not maintain a secondary market in the shares of the RTH ETF.

Index Tracking Risk. The RTH ETF’s return may not match the return of the Index for a number of reasons. For example, the RTH ETF incurs a number of operating expenses not applicable to the Index and incurs costs associated with buying and selling securities, especially when rebalancing the RTH ETF’s securities holdings to reflect changes in the composition of the Index. The RTH ETF’s return may also deviate significantly from the return of the Index because the RTH ETF bears the costs and risks associated with buying and selling securities while such costs and risks are not factored into the return of the Index. The RTH ETF may not be fully invested at times as a result of reserves of cash held by the

RTH ETF to pay expenses. In addition, the RTH ETF may not be able to invest in certain securities included in the Index, or invest in them in the exact proportions they represent of the Index, due to a lack of liquidity on stock exchanges in which such securities trade. Moreover, the RTH ETF may be delayed in purchasing or selling securities included in the Index. The need to comply with the tax diversification and other requirements of the Internal Revenue Code may also impact the RTH ETF’s ability to replicate the performance of the Index. In addition, if the RTH ETF utilizes depositary receipts not included in the Index and other derivative instruments, its return may not correlate as well with the Index as would be the case if the RTH ETF had purchased all the securities in the Index directly.

Risk of Investing in Depositary Receipts. Depositary receipts in which the RTH ETF may invest are receipts issued by banks or trust companies listed on U.S. exchanges that entitle the holder to all dividends and capital gains that are paid out on the underlying foreign shares. The issuers of certain depositary receipts are under no obligation to distribute shareholder communications to the holders of such receipts, or to pass through to them any voting rights with respect to the deposited securities. Investment in depositary receipts may be less liquid than the underlying shares in their primary trading market.

Risk of Investing in Medium-Capitalization Companies. The RTH ETF may invest in medium-capitalization companies and, therefore, will be subject to certain risks associated with medium-capitalization companies. These companies are often subject to less analyst coverage and may be in early and less predictable periods of their corporate existences, with little or no record of profitability. In addition, these companies often have greater price volatility, lower trading volume and less liquidity than larger more established companies. These companies tend to have smaller revenues, narrower product lines, less management depth and experience, smaller shares of their product or service markets, fewer financial resources and less competitive strength than large-capitalization companies. Returns on investments in securities of medium-capitalization companies could trail the returns on investments in securities of larger companies.

Risks Related to RTH HOLDRS Trust

Not necessarily representative of the retail industry. At the time of the initial offering of HOLDRS, the companies included in RTH HOLDRS Trust were generally considered to be involved in various segments of the retail industry. However, as a result of distributions of securities by companies included in RTH HOLDRS Trust or other corporate events, securities of companies that were not included in RTH HOLDRS Trust and that are not involved in the retail industry may be included in RTH HOLDRS Trust. In addition, companies that were included in RTH HOLDRS Trust at the time of the initial offering may not still be involved in the retail industry, but may still be included in RTH HOLDRS Trust. As a result, the market price of the underlying securities in RTH HOLDRS Trust may not necessarily follow the price movements of the entire retail industry.

Not necessarily comprised of solely retail companies. As a result of distributions of securities by companies included in RTH HOLDRS Trust or other corporate events, such as mergers, securities of companies that are not currently included in RTH HOLDRS Trust and that are not involved in the retail industry may be included in RTH HOLDRS Trust. The securities of a new company will only be distributed from RTH HOLDRS Trust if the securities have a different Standard & Poor’s Corporation sector classification than any of the underlying issuers included in RTH HOLDRS Trust at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of the date of this Prospectus, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s GICS sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in RTH HOLDRS Trust provides no assurance that each new company included in RTH HOLDRS Trust will be involved in the retail industry. Currently, the underlying securities included in RTH HOLDRS Trust are represented in the Consumer Discretionary and Consumer Staples GICS sector. As each Standard & Poor’s GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in RTH HOLDRS Trust, and yet not be involved in the retail industry. In addition, the GICS sector classifications of securities included in RTH HOLDRS Trust may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in RTH HOLDRS Trust, which may also result in the inclusion in RTH HOLDRS Trust of the securities of a new company that is not involved in the retail industry.

Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in RTH HOLDRS Trust or other corporate events, a HOLDRS may represent an interest in a fractional share of an underlying security. RTH HOLDRS Investors will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which they own only fractional shares to the extent that the depositary aggregates their fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to the shareholders based on their proportional, fractional shares in the underlying securities. In addition, if a shareholder surrenders his or her HOLDRS to receive the underlying securities he or she will receive cash in lieu of his or her fractional shares. RTH HOLDRS Investors will not be entitled to any securities if their interest in an underlying security is only a fraction of a share.

No Investigation of Underlying Securities. The underlying securities initially included in RTH HOLDRS Trust were selected by the Initial Depositor based on the market capitalization of the issuers and the market liquidity of securities in the retail industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, RTH HOLDRS Trust, the Trustee, the Initial Depositor, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by RTH HOLDRS Trust, the Trustee, the Initial Depositor, or their respective affiliates.

Conflicting Investment Choices. In order to sell one or more of the underlying securities included in RTH HOLDRS Trust individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, a RTH HOLDRS Investors will be required to cancel their HOLDRS and receive delivery of each of the underlying securities. The cancellation of HOLDRS will allow a shareholder to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of HOLDRS will involve payment of a cancellation fee to the Trustee.

Possible Conflicts of Interest. The Initial Depositor selected the underlying securities that were originally included in RTH HOLDRS Trust and may face possible conflicts of interest as the Initial Depositor and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

CAPITALIZATION TABLE (UNAUDITED)

The following table sets forth the capitalization of HOLDRS and the RTH ETF as of September 15, 2011 and on a pro forma combined basis (assuming that all outstanding HOLDRS of RTH HOLDRS Trust are tendered for exchange in the Offer) as if the Offer had been consummated on that date:

	Net Assets ($)	Shares/HOLDRS Outstanding	NAV Per Share/HOLDRS ($)
RTH HOLDRS Trust	$143,950,500	1,350,000	$106.63
RTH ETF	0	0	0
Pro Forma RTH ETF	$143,950,500	1,350,000	$106.63

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER

The following is a summary of certain U.S. federal income tax consequences to RTH HOLDRS Investors who exchange their HOLDRS for shares of the RTH ETF. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant. The discussion is based on current provisions of the Internal Revenue Code, existing, proposed and temporary regulations thereunder and administrative and judicial interpretations thereof, all of which are subject to change, possibly with a retroactive effect. The discussion applies to RTH HOLDRS Investors who hold HOLDRS as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

This summary does not discuss all aspects of U.S. federal income taxation which may be relevant certain types of RTH HOLDRS Investors subject to special U.S. federal income tax rules (e.g., financial institutions, broker-dealers, partnerships or other pass-through entities, non-U.S. persons and entities, insurance companies, expatriates, tax-exempt organizations, RTH HOLDRS Investors who hold their HOLDRS as part of a hedge, straddle or conversion or other integrated transaction). In addition, the RTH ETF has not sought a ruling from the Internal Revenue Service (the “IRS”) or an opinion from its tax counsel regarding any U.S. federal income tax consequences of the Offer and there is no assurance that the IRS would not challenge any of the conclusions set forth herein.

The discussion below applies only to RTH HOLDRS Investors that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of HOLDRS that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. This discussion does not consider the effect of any foreign, state or local tax laws.

If a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) holds HOLDRS, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold HOLDRS, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal, state, local and foreign tax consequences to them of participating in the Offer. RTH HOLDRS Investors that are neither U.S. Holders nor partnerships should also consult their own tax advisors regarding the U.S. federal, state, local and foreign tax consequences to them of participating in the Offer.

Because individual circumstances may differ, each RTH HOLDRS Investor should consult its, his or her own tax advisor to determine the applicability of the rules discussed below and the particular tax effects of the Offer, including the application and effect of any state, local and foreign tax laws and of changes in such laws.

The exchange of HOLDRS for shares in the RTH ETF pursuant to the Offer will generally not be a taxable transaction for U.S. federal income tax purposes. In particular, Section 351(a) of the Internal Revenue Code states the general rule that “no gain or loss shall be recognized if property is transferred to a corporation by one or more persons solely in exchange for stock in such corporation” if immediately after the exchange such persons along with any other transferors own at least 80 percent of the voting power of the stock of the corporation and at least 80 percent of each class of nonvoting stock of the corporation. Section 351(e) of the Internal Revenue Code, however, contains an exception to the nonrecognition of gain and loss for transfers of property to an “investment company.” A transfer of property to the RTH ETF will be treated as a transfer to an investment company only if the transfer results in a diversification of the interests of the transferring persons. Diversification will not result if the transferring persons transfer either identical property to the company or a diversified portfolio of securities. It is intended that the Rebalancing Transaction will result in each RTH HOLDRS Investor transferring a diversified portfolio of securities to the RTH ETF. Although U.S. Holders who tender their HOLDRS for exchange in the Offer will generally recognize taxable gains (or losses) with respect to securities underlying HOLDRS that are sold in the Rebalancing Transaction, any unrealized gain (or loss) in respect of the underlying securities of HOLDRS that are not sold by the Transition Manager in the Rebalancing Transaction and are transferred to the RTH ETF will generally not be currently taxable and, instead, will generally remain deferred until the RTH ETF shares are sold by RTH HOLDRS Investors or the RTH ETF sells such underlying securities (in which case, such gain or recognized loss will impact the RTH ETF’s overall calculation of its income). However, in connection with the Rebalancing Transaction, the Transition Manager will sell certain securities underlying HOLDRS which are tendered for exchange in the Offer and purchase other securities in the open market so that the portfolio of securities transferred to the RTH ETF on behalf of RTH HOLDRS Investors conforms as closely as possible to the securities in the Index.

U.S. Holders who tender HOLDRS for exchange in the Offer will have a tax basis in the shares of the RTH ETF received in the Offer equal to the tax basis of their share of the underlying securities transferred to the RTH ETF, after taking into account the sales and purchases by the Transition Manager in connection with the Rebalancing Transaction.

A U.S. Holder’s initial tax basis in each of the securities underlying HOLDRS, regardless of whether such securities are sold in the Rebalancing Transaction or transferred to the RTH ETF, is generally determined by allocating the purchase price for HOLDRS among the underlying securities based on their relative fair market values at the time of purchase of HOLDRS. A U.S. Holder’s tax basis in their share of the securities purchased in the Rebalancing Transaction will generally equal the purchase price for such securities.

U.S. Holders who tender HOLDRS for exchange in the Offer will receive information on the purchase and sale of securities by the Transition Manager in connection with the Rebalancing Transaction. It will be the responsibility of the tendering U.S. Holder, in consultation with its tax advisor, to determine the amount of any gain or loss to such tendering U.S Holder that will generally result from the Rebalancing Transaction, along with such U.S Holder’s tax basis in shares of the RTH ETF received in connection with the Offer.

ADDITIONAL INFORMATION ABOUT THE RTH ETF

Principal Investment Strategies

Van Eck anticipates that, generally, the RTH ETF will hold all of the securities that comprise the Index in proportion to their weightings in the Index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in those weightings. In these circumstances, the RTH ETF may purchase a sample of securities in the Index. There also may be instances in which Van Eck may choose to underweight or overweight a security in the Index, purchase securities not in the Index that Van Eck believes are appropriate to substitute for certain securities in the Index or utilize various combinations of other available investment techniques in seeking to replicate as closely as possible, before fees and expenses, the price and yield performance of the Index. The RTH ETF may sell securities that are represented in the Index in anticipation of their removal from the Index or purchase securities not represented in the Index in anticipation of their addition to the Index.

Additional Investment Strategies

The RTH ETF may invest its remaining assets in securities not included in the Index, money market instruments, including repurchase agreements or other funds which invest exclusively in money market instruments, convertible securities, structured notes (notes on which the amount of principal repayment and interest payments are based on the movement of one or more specified factors, such as the movement of a particular stock or stock index) and certain derivatives. Depositary receipts may be used by the RTH ETF in seeking performance that corresponds to the Index, and in managing cash flows. The RTH ETF will not invest in money market instruments as part of a temporary defensive strategy to protect against potential stock market declines. The RTH ETF may also invest, to the extent permitted by the 1940 Act, in other affiliated and unaffiliated funds, such as open-end or closed-end management investment companies, including other exchange-traded funds.

Borrowing Money. The RTH ETF may borrow money from a bank up to a limit of one-third of the market value of its assets. To the extent that the RTH ETF borrows money, it will be leveraged; at such times, the RTH ETF will appreciate or depreciate in value more rapidly than the Index.

Lending Portfolio Securities. The RTH ETF may lend its portfolio securities to brokers, dealers and other financial institutions desiring to borrow securities to complete transactions and for other purposes. In connection with such loans, the RTH ETF receives liquid collateral equal to at least 102% of the value of the portfolio securities being loaned. This collateral is marked-to-market on a daily basis. Although the RTH ETF will receive collateral in connection with all loans of its securities holdings, the RTH ETF would be exposed to a risk of loss should a borrower default on its obligation to return the borrowed securities (e.g., the loaned securities may have appreciated beyond the value of the collateral held by the RTH ETF). In addition, the RTH ETF will bear the risk of loss of any cash collateral that it invests.

The investment policies of the RTH ETF are non-fundamental investment policies that may be changed by the Board without shareholder approval, except as set forth in Appendix B to this Prospectus. For a further description of the RTH ETF’s fundamental and non-fundamental investment policies, see Appendix B to this Prospectus.

Index Constituents

As of September 19, 2011, the following common stocks and/or depositary receipts comprised the Index:

Amazon.Com Inc.	Costco Wholesale Corp
Amerisourcebergen Corp	Cvs Caremark Corp
Bed Bath & Beyond Inc.	Gap Inc./The
Best Buy Co Inc.	Home Depot Inc.
Cardinal Health Inc.	J.C. Penney Co Inc.
Kohls Corp	Staples Inc.
Kroger Co.	Sysco Corp
Limited Brands Inc.	Target Corp
Lowe’s Cos Inc.	Tjx Companies Inc.
Macy’s Inc.	Wal-Mart Stores Inc.
Mckesson Corp	Walgreen Co.
Netflix Inc.	Whole Foods Market Inc.
Safeway Inc.

Additional Risks

Risk of Investing in Derivatives. Derivatives are financial instruments whose values are based on the value of one or more indicators, such as a security, asset, currency, interest rate, or index. The RTH ETF’s use of derivatives involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Moreover, although the value of a derivative is based on an underlying indicator, a derivative does not carry the same rights as would be the case if the RTH ETF invested directly in the underlying securities.

Derivatives are subject to a number of risks, such as potential changes in value in response to market developments or as a result of the counterparty’s credit quality and the risk that a derivative transaction may not have the effect the Adviser anticipated. Derivatives also involve the risk of mispricing or improper valuation and the risk that changes in the value of a derivative may not correlate perfectly with the underlying indicator. Derivative transactions can create investment leverage, may be highly volatile, and the RTH ETF could lose more than the amount it invests. The use of derivatives may increase the amount and affect the timing and character of taxes payable by shareholders of the RTH ETF.

Many derivative transactions are entered into “over-the-counter” (not on an exchange or contract market); as a result, the value of such a derivative transaction will depend on the ability and the willingness of the RTH ETF’s counterparty to perform its obligations under the transaction. If a counterparty were to default on its obligations, the RTH ETF’s contractual remedies against such counterparty may be subject to bankruptcy and insolvency laws, which could affect the RTH ETF’s rights as a creditor (e.g., the RTH ETF may not receive the net amount of payments that it is contractually entitled to receive). A liquid secondary market may not always exist for the RTH ETF’s derivative positions at any time.

Leverage Risk. To the extent that the RTH ETF borrows money or utilizes certain derivatives, it will be leveraged. Leveraging generally exaggerates the effect on NAV of any increase or decrease in the market value of the RTH ETF’s portfolio securities.

Absence of Prior Active Market. The RTH ETF is a newly organized series of an investment company and thus has no operating history. While the RTH ETF’s shares are expected to be listed on NYSE Arca, there can be no assurance that active trading markets for the shares will develop or be maintained. Van Eck Securities Corporation, the RTH ETF’s distributor does not maintain a secondary market in the shares.

Trading Issues. Trading in shares on NYSE Arca may be halted due to market conditions or for reasons that, in the view of NYSE Arca, make trading in shares inadvisable. In addition, trading in shares on NYSE Arca is subject to trading halts caused by extraordinary market volatility pursuant to NYSE Arca’s “circuit breaker” rules. There can be no assurance that the requirements of NYSE Arca necessary to maintain the listing of the RTH ETF will continue to be met or will remain unchanged.

Fluctuation of NAV. The NAV of the shares will fluctuate with changes in the market value of the RTH ETF’s securities holdings. The market prices of shares will fluctuate in accordance with changes in NAV and supply and demand on NYSE Arca. The Adviser cannot predict whether shares will trade below, at or above their NAV. Price differences may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for shares will be closely related to, but not identical to, the same forces influencing the prices of the securities of the Index trading individually or in the aggregate at any point in time. In addition, disruptions to creations and redemptions or the existence of extreme market volatility may result in trading prices that differ significantly from NAV. If a shareholder purchases shares at a time when the market price is at a premium to the NAV or sells shares at a time when the market price is at a discount to the NAV, the shareholder may sustain losses.

Management of the RTH ETF

Board of Trustees. The Board has responsibility for the general oversight of the management of the RTH ETF, including general supervision of the Adviser and other service providers, but is not involved in the day-to-day management of MV Trust. A list of the trustees and MV Trust officers, and their present positions and principal occupations, is provided in the Statement of Additional Information.

Investment Adviser. Under the terms of an Investment Management Agreement between MV Trust and Van Eck with respect to the RTH ETF (the “Investment Management Agreement”), Van Eck serves as the adviser to the RTH ETF and, subject to the supervision of the Board, will be responsible for the day-to-day investment management of the RTH ETF. As of August 31, 2011, the Adviser managed approximately $36.9 billion in assets. The Adviser has been an investment adviser since 1955 and also acts as adviser or sub-adviser to other mutual funds, exchange-traded funds, other pooled investment vehicles and separate accounts. The Adviser’s principal business address is 335 Madison Avenue, 19th Floor, New York, New York 10017.

A discussion regarding the Board’s approval of the Investment Management Agreement will be available in the annual report for the fiscal year ending December 31, 2011.

For the services provided to the RTH ETF under the Investment Management Agreement, the RTH ETF will pay the Adviser monthly fees based on a percentage of the RTH ETF’s average daily net assets at the annual rate of 0.35%. From time to time, the Adviser may waive all or a portion of its fee. Until at least May 1, 2013, the Adviser has agreed to waive fees and/or pay RTH ETF expenses to the extent necessary to prevent the operating expenses of the RTH ETF (excluding interest expense, offering costs, trading expenses, taxes and extraordinary expenses) from exceeding 0.35% of its average daily net assets per year. Offering costs excluded from the expense cap are: (a) legal fees pertaining to the RTH ETF’s shares offered for sale; (b)  SEC and state registration fees;and (c)  initial fees paid for shares of the RTH ETF to be listed on an exchange.

The RTH ETF is responsible for all of its expenses, including the investment advisory fees, costs of transfer agency, custody, legal, audit and other services, interest, taxes, any distribution fees or expenses, offering fees or expenses and extraordinary expenses.

Administrator, Custodian and Transfer Agent. Van Eck is the administrator for the RTH ETF (the “Administrator”), and The Bank of New York Mellon is the custodian of the RTH ETF’s assets and provides transfer agency and fund accounting services to the RTH ETF. The Administrator is responsible for certain clerical, recordkeeping and/or bookkeeping services which are provided pursuant to the Investment Management Agreement.

Distributor. Van Eck Securities Corporation is the distributor of the shares of the RTH ETF. The Distributor will not distribute shares of the RTH ETF in less than Creation Units, and does not maintain a secondary market in such shares. The shares of the RTH ETF are expected to be traded in the secondary market.

Portfolio Managers. The portfolio managers who currently share joint responsibility for the day-to-day management of the RTH ETF’s portfolio are Hao-Hung (Peter) Liao and George Cao. Mr. Liao has been employed by the Adviser since the summer of 2004 as an Analyst. Mr. Liao also serves as a portfolio manager for certain other investment companies advised by the Adviser. Mr. Cao has been employed by the Adviser since December 2007 as a Senior Analyst. Prior to joining the Adviser, he served as Controller of Operations Administrations Division and Corporate Safety (September 2006 – December 2007) and a Senior Finance Associate (August 2004 – August 2006) for United Airlines. Because the RTH ETF is new, Messrs. Liao and Cao will be serving as the portfolio managers of the RTH ETF since its inception. Additional information about the portfolio managers’ compensation structure, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the RTH ETF is provided in the Statement of Additional Information.

Performance

The RTH ETF has not yet commenced operations and therefore does not have a performance history. Once available, the RTH ETF’s performance information will be accessible on the RTH ETF’s website at vaneck.com/RTH ETF.

Portfolio Holdings

A description of the RTH ETF’s policies and procedures with respect to the disclosure of the RTH ETF’s portfolio securities is available in the Statement of Additional Information.

Premium/Discount Information

The RTH ETF has not yet commenced operations and, therefore, does not have information about the differences between the RTH ETF’s daily market price on NYSE Arca and its NAV. Information regarding how often the shares of the RTH ETF are traded on NYSE Arca at a price above (i.e., at a premium) or below (i.e., at a discount) the NAV of the RTH ETF during the past four calendar quarters, as applicable, will be available at vaneck.com/ETF.

Financial Information and Financial Statements

The RTH ETF has not yet commenced operations as of the date of this Prospectus and therefore does not have a financial history. The Board of MV Trust has approved Ernst & Young LLP to act as the independent registered public accounting firm for the RTH ETF that will audit the RTH ETF’s financial statements annually.

Pricing, Purchase and Redemption of Shares

For more information on the pricing, purchase and redemption of shares of the RTH ETF, see Appendix C to this Prospectus.

Distribution Arrangements

For more information on the distribution arrangements of the RTH ETF, see Appendix C to this Prospectus.

U.S. Federal Income Tax Consequences of Investing in the RTH ETF

For more information on the U.S. federal income tax consequences of investing in the RTH ETF, see Appendix C to this Prospectus.

ADDITIONAL INFORMATION ABOUT RTH HOLDRS TRUST

Listing

HOLDRS are listed on NYSE Arca under the symbol “RTH.” As of September 15, 2011, there were 1,350,000 outstanding HOLDRS issued by RTH HOLDRS Trust. On August 11, 2011, the date that the Offer was announced, and September 26, 2011, the last reported sale prices of HOLDRS on NYSE Arca were $98.06 and $105.97, respectively. See the section entitled “Additional Information about RTH HOLDRS Trust—Historical Price Information” for a list of the quarterly high and low sales prices since March 2009.

The Trustee

The Bank of New York Mellon, a New York state-chartered banking organization, acts as the trustee to RTH HOLDRS Trust and receives compensation as set forth in the Trust Agreement. The Trustee is responsible for receiving deposits of underlying securities and delivering HOLDRS representing the underlying securities issued by RTH HOLDRS Trust. The Trustee holds the underlying securities on behalf of RTH HOLDRS Investors.

Purchases and Sales of HOLDRS

The number of outstanding HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. Investors may acquire HOLDRS through an in-kind deposit of the required number of securities of the underlying issuers with the Trustee, or through a cash purchase in the secondary trading market and they may only acquire, hold or transfer HOLDRS in a round-lot amount of 100 HOLDRS or round-lot multiples. The expenses associated with buying and selling HOLDRS in the secondary market are generally less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges. The Trustee charges an issuance fee of up to $10.00 for each round-lot of 100 HOLDRS and a cancellation fee of up to $10.00 for each round-lot of 100 HOLDRS.

Fees and Expenses

Sales commissions may also be charged by the executing broker when purchasing HOLDRS. In addition, the Bank of New York Mellon, as Trustee and as custodian, charges a quarterly custody fee of $2.00 for each round-lot of 100 HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by RTH HOLDRS Trust. The Trustee waives that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Withdrawal

RTH HOLDRS Investors have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of HOLDRS to the Trustee, during the Trustee’s business hours, and paying the cancellation fees, taxes and other charges. Withdrawing RTH HOLDRS Investors are expected to receive the underlying securities no later than the business day after the Trustee receives a proper notice of cancellation. The Trustee does not deliver fractional shares of underlying securities. To the extent that any cancellation of HOLDRS otherwise requires the delivery of a fractional share, the Trustee will sell the fractional share in the market and RTH HOLDRS Trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, HOLDRS themselves do not have voting rights.

Rights Relating to Underlying Securities

RTH HOLDRS Investors have undivided beneficial ownership interests in each of the underlying securities represented by HOLDRS, and can cancel their HOLDRS to receive each of the underlying securities represented by HOLDRS.

Because HOLDRS represent a beneficial ownership of the underlying securities, RTH HOLDRS Investors have the same rights and privileges as if they owned the underlying securities beneficially outside of RTH HOLDRS Trust. These include the right to instruct the Trustee to vote the underlying securities, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the Trustee by an issuer of an underlying security, the right to pledge HOLDRS and the right to surrender HOLDRS to receive the underlying securities. HOLDRS do not change a RTH HOLDRS Investor’s beneficial ownership in the underlying securities under U.S. federal securities laws. However, due to the nature of HOLDRS, a RTH HOLDRS Investor will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless the RTH HOLDRS Investor cancels his or her HOLDRS (and pay the applicable fees) and receives all of the underlying securities. A RTH HOLDRS Investor is not a registered owner of the underlying securities. In order to become a registered owner, a RTH HOLDRS Investor would need to surrender their HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

The Trust Agreement entitles RTH HOLDRS Investors to receive, subject to certain limitations and net of any fees and expenses of the Trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into RTH HOLDRS Trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sectors classifications represented in RTH HOLDRS Trust at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to a RTH HOLDRS Investor, may be disposed of for such person’s benefit or may lapse. There may be a delay between the time any cash or other distribution is received by the Trustee with respect to the underlying securities and the time such cash or other distributions are distributed to RTH HOLDRS Investors.

In addition, RTH HOLDRS Investors are not entitled to any interest on any distribution by reason of any delay in distribution by the Trustee. If any tax or other governmental charge becomes due with respect to HOLDRS or any underlying securities, RTH HOLDRS Investors will be responsible for paying that tax or governmental charge. If a RTH HOLDRS Investor wishes to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, he or she must surrender his or her HOLDRS (and pay the applicable fees and expenses) and receive all of his or her underlying securities in exchange for HOLDRS.

Automatic Distribution of Underlying Securities

The Trust Agreement provides for the automatic distribution of underlying securities from RTH HOLDRS Trust to RTH HOLDRS Investors in the following four circumstances:

A.

If an issuer of underlying securities no longer has a class of securities registered under Section 12 of the Exchange Act, then its securities will no longer be an underlying security and the Trustee will distribute the shares of that company to RTH HOLDRS Investors.

B.

If the SEC finds that an issuer of underlying securities should be registered as an investment company under the 1940 Act, and the Trustee has actual knowledge of the SEC finding, then the Trustee will distribute the shares of that company to RTH HOLDRS Investors.

C.

If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination or other event, the Trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to RTH HOLDRS Investors only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in RTH HOLDRS Trust at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into RTH HOLDRS Trust.

D.

If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted, then the Trustee will distribute the shares of that company to RTH HOLDRS Investors.

To the extent a distribution of underlying securities from RTH HOLDRS Trust is required as a result of a reconstitution event, the Trustee will deliver the underlying security to RTH HOLDRS Investors as promptly as practicable after the date that the Trustee has knowledge of the occurrence of a reconstitution event. In addition, securities of a new company will be added to RTH HOLDRS Trust, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in RTH HOLDRS Trust or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

The Trust Agreement gives the Trustee the authority to sell the underlying securities that remain in RTH HOLDRS Trust at any time after the expiration of four months following the termination date of RTH HOLDRS Trust.

Termination of RTH HOLDRS Trust

The Trust Agreement states that RTH HOLDRS Trust will terminate (i) on December 31, 2041, (ii) earlier if a termination event occurs or (iii) upon notice by the Trustee to RTH HOLDRS Investors at least 30 days prior to the early termination date. RTH HOLDRS Trust will terminate on the closing date of the Asset Purchase Agreement, which is expected to occur on the date following the day the Expiration Time occurs.

Book-Entry Form

HOLDRS are issued in book-entry form and are evidenced by one or more global certificates that the Trustee has deposited with The Depository Trust Company or “DTC.” Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.

Amendments to Trust Agreement

The Trustee and the Initial Depositor may amend any provisions of the Trust Agreement without the consent of any other depositor or any RTH HOLDRS Investors. Promptly after the execution of any amendment to the Trust Agreement, the Trustee must furnish or cause to be furnished written notification of the substance of the amendment to each RTH HOLDRS Investor. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of RTH HOLDRS Investors will not become effective until 30 days after notice of the amendment is provided to RTH HOLDRS Investors.

U.S. Federal Income Tax Consequences

For U.S. federal income tax purposes, the RTH HOLDRS Investors are treated as directly owning the securities underlying HOLDRS. An investment in HOLDRS generally does not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Underlying Securities

As of September 15, 2011, the following underlying securities comprised RTH HOLDRS Trust:

Amazon.Com Inc.	Lowe’s Companies
Best Buy Company Inc.	Macy’s Inc.
Costco Wholesale Corp	Radioshack Corp
CVS / Caremark Corp	Safeway Inc.
Gap Inc.	Supervalu Inc.
Home Depot Inc.	Target Corp
Kohls Corp	TJX Companies Inc.
Kroger Co.	Wal-Mart Stores Inc.
Limited Brands Inc.	Walgreen Co.

Historical Price Information

The following table sets forth the high and low sale prices at which HOLDRS traded on NYSE Arca on a quarterly basis since March 2009.

Quarter Ended	High Sales Price ($)	Low Sales Price ($)
March 2009	$79.01	$60.23
June 2009	$82.63	$72.90
September 2009	$89.96	$74.24
December 2009	$96.25	$86.30
March 2010	$102.13	$89.43
June 2010	$108.28	$85.71
September 2010	$99.99	$84.79
December 2010	$107.13	$97.46
March 2011	$109.25	$102.35
June 2011	$114.38	$103.81

Control Persons

The following persons were known to own of record or beneficially 5% or more of the outstanding HOLDRS as of September 15, 2011. This information is based on publicly filed Schedule 13F filings:

Name and Address	% of Ownership

BNP Paribas Arbitrage, SNC 787 Seventh Avenue New York, New York 10019	114.78%

Goldman Sachs Group, Inc. 200 West Street New York, New York 10282	45.69%

Susquehanna International Group, LLP 401 City Avenue, Suite 220 Bala Cynwyd, Pennsylvania 19004	44.10%

Citigroup Inc. 399 Park Avenue New York, New York 10043	41.08%

HSBC Holdings PLC 8 Canada Square London E14 5HQ	12.18%

Harris Financial Corp. 111 West Monroe Street P. O. Box 755 Chicago, Illinois 60690	8.58%

SG Americas Securities, LLC 1221 Avenue of the Americas New York, New York 10020	7.03%

Barclays PLC 1 Churchill Place London, England E14 5HP	6.43%

Morgan Stanley 1585 Broadway New York, New York 10036	5.68%

LEGAL MATTERS

Certain legal matters concerning the issuance of shares of the RTH ETF will be passed upon by Dechert LLP, New York, New York.

AVAILABLE INFORMATION

RTH HOLDRS Trust and MV Trust are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports and other information with the SEC. Proxy material, reports and other information, if any and when available, about RTH HOLDRS Trust and MV Trust which are of public record can be viewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information about the Reference Room’s operations may be obtained by calling the SEC at (202) 942-8090. Reports and other information about RTH HOLDRS Trust and MV Trust, including the RTH ETF, are available on the EDGAR Database on the SEC’s Internet site (www.sec.gov) and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20549-0102.

IMPORTANT DISCLOSURE

All information in this Prospectus (other than opinions or expectations) concerning the RTH HOLDRS Trust and the HOLDRS, including their business and operations, was provided by Merrill Lynch. All information in this Prospectus concerning the RTH ETF, including its business and operations, was provided by Van Eck. Information on HOLDRS assets under management and trading volume was sourced from Bloomberg.

APPENDIX A

MARKET VECTORS US LISTED RETAIL 25 INDEX

The Index is a rules based, modified capitalization weighted, float adjusted index intended to give investors a means of tracking the overall performance of the largest and the most liquid common stocks and depositary receipts of U.S. exchange-listed companies that derive the majority of their revenues from retail, which includes retail distribution; wholesalers; online, direct mail and TV retailers; multi-line retailers; specialty retailers, such as apparel, automotive, computer and electronics, drug, home improvement and home furnishing retailers; and food and other staples retailers. Of the largest 50 stocks by full market capitalization, the top 25 by free-float market capitalization (e.g., includes only shares that are readily available for trading in the market) and three month average daily trading volume are included in the Index.

Constituent stocks of the Index must have a market capitalization of greater than $150 million on a rebalancing date to be eligible for the Index. Stocks whose market capitalizations fall below $75 million as of any rebalancing date will no longer be eligible for the Index. Stocks must have a three- month average daily trading volume value of at least $1 million to be eligible for the Index and issuers of such stocks must have traded at least 250,000 shares each month over the last six months. Only shares that trade on a recognized U.S. exchange may qualify (e.g., stocks must be “reported securities” under Rule 11Aa3-1 under the Act of 1934).

As of June 30, 2011, the Index included 25 securities of companies with a market capitalization range of between approximately $7 billion to $185 billion and an average market capitalization of $30 billion. These amounts are subject to change.

The Index is calculated and maintained by Structured Solutions AG on behalf of the Index Provider. Index values are calculated daily and are disseminated every 15 seconds between the hours of approximately 9:30 a.m. and 4:15 p.m. (Eastern time).

The Index is calculated using a capitalization weighting methodology, adjusted for float, which is modified so as to ensure compliance with the diversification requirements of Subchapter M of the Internal Revenue Code. The Index is rebalanced semi-annually, at the close of business on the third Friday in March and/or September and companies are added and/or deleted based upon the Index eligibility criteria. Companies with recent stock exchange listings (i.e., recent initial public offerings) may be added to the Index on a semi-annual basis, provided the companies meet all eligibility criteria and have been trading for more than 30 trading days. The share weights of the Index components are adjusted on a quarterly basis (every third Friday in a quarter-end month).

Rebalancing data, including constituent weights and related information, is posted on the Index Provider’s web site prior to the start of trading on the first business day following the third Friday of the calendar quarter. A press announcement identifying additions and deletions to the Index is issued on the Friday prior to a rebalancing date. Share weights of the constituents remain constant between quarters except in the event of certain types of corporate actions, including stock splits and reverse stock splits.

License Agreement and Disclaimers

The Adviser has entered into a licensing agreement with the Index Provider to use the Index. The Adviser has also granted the Index Provider a license to use the phrase “Market Vectors” in connection

Appendix A–1

with the Index. The RTH ETF is entitled to use the Index pursuant to a sub-licensing arrangement with the Adviser.

Shares of the RTH ETF are not sponsored, endorsed, sold or promoted by the Index Provider. The Index Provider makes no representation or warranty, express or implied, to the owners of the shares of the RTH ETF or any member of the public regarding the advisability of investing in securities generally or in the shares of the RTH ETF particularly or the ability of the Index to track the performance of the securities markets. The Index is determined and composed by the Index Provider without regard to the Adviser or the shares of the RTH ETF. The Index Provider has no obligation to take the needs of the Adviser or the owners of the shares of the RTH ETF into consideration in determining or composing the Index. The Index Provider is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the shares of the RTH ETF to be issued or in the determination or calculation of the equation by which the shares of the RTH ETF are to be converted into cash. The Index Provider has no obligation or liability in connection with the administration, marketing or trading of the shares of the RTH ETF.

THE INDEX PROVIDER DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND THE INDEX PROVIDER SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THE INDEX PROVIDER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ADVISER, OWNERS OF THE SHARES OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX PROVIDER MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX PROVIDER HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The RTH ETF is not sponsored, promoted, sold or supported in any other manner by Structured Solutions AG nor does Structured Solutions AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or its trade mark or its price at any time or in any other respect. The Index is calculated and maintained by Structured Solutions AG. Structured Solutions AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards the Index Provider, Structured Solutions AG has no obligation to point out errors in the Index to third parties including but not limited to investors and/or financial intermediaries of the RTH ETF. Neither the publication of the Index by Structured Solutions AG nor the licensing of the Index or its trade mark for the purpose of use in connection with the RTH ETF constitutes a recommendation by Structured Solutions AG to invest capital in the RTH ETF nor does it in any way represent an assurance or opinion of Structured Solutions AG with regard to any investment in the RTH ETF. Structured Solutions AG is not responsible for fulfilling the legal requirements concerning the accuracy and completeness of this Prospectus.

Appendix A–2

APPENDIX B

FUNDAMENTAL AND NON-FUNDAMENTAL INVESTMENT RESTRICTIONS OF THE RTH ETF

FUNDAMENTAL INVESTMENT RESTRICTIONS
Restriction
Borrowing	The RTH ETF may not borrow money, except as permitted under the 1940 Act, and as interpreted or modified by regulation from time to time.

Underwriting

The RTH ETF may not engage in the business of underwriting securities issued by others, except to the extent that the RTH ETF may be considered an underwriter within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), in the disposition of restricted securities or in connection with its investments in other investment companies.

Issuing Senior Securities	The RTH ETF may not issue senior securities, except as permitted under the 1940 Act, and as interpreted or modified by regulation from time to time.

Investing in Real Estate

The RTH ETF may not purchase or sell real estate, except that the RTH ETF may (i) invest in securities of issuers that invest in real estate or interests therein; (ii) invest in mortgage-related securities and other securities that are secured by real estate or interests therein; and (iii) hold and sell real estate acquired by the RTH ETF as a result of the ownership of securities.

Investing in Commodities

The RTH ETF may not purchase or sell commodities, unless acquired as a result of owning securities or other instruments, but it may purchase, sell or enter into financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments and may invest in securities or other instruments backed by commodities.

Lending of Funds and Securities

The RTH ETF may not make loans, except that the RTH ETF may (i) lend portfolio securities, (ii) enter into repurchase agreements, (iii) purchase all or a portion of an issue of debt securities, bank loan or participation interests, bank certificates of deposit, bankers’ acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities and (iv) participate in an interfund lending program with other registered investment companies.

Industry Concentration

The RTH ETF will not purchase any security if, as a result of that purchase, 25% or more of its total assets would be invested in securities of issuers having their principal business activities in the same industry, except that the RTH ETF will invest 25% or more of the value of its total assets in securities of issuers in any one industry or group of industries if the index that the RTH ETF replicates concentrates in an industry or group of industries. This limit does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

NON-FUNDAMENTAL INVESTMENT RESTRICTIONS
Restriction
Illiquid Securities

The RTH ETF will not invest in securities which are “illiquid” securities, including repurchase agreements maturing in more than seven days and options traded over-the-counter, if the result is that more than 15% of the RTH ETF’s net

Appendix B–1

NON-FUNDAMENTAL INVESTMENT RESTRICTIONS
assets would be invested in such securities.

Short Sales	The RTH ETF will not make short sales of securities.

Purchasing Securities on Margin

The RTH ETF may not purchase any security on margin, except for such short-term loans as are necessary for clearance of securities transactions. The deposit or payment by the RTH ETF or initial or variation margin in connection with futures contracts or related options thereon is not considered the purchase of a security on margin.

Joint Trading

The RTH ETF may not participate in a joint or joint-and-several basis in any trading account in securities, although transactions for the RTH ETF and any other account under common or affiliated management may be combined or allocated between the RTH ETF and such account.

Investing in Securities of Other Investment Companies

The RTH ETF may not invest purchase securities of open-end or closed-end investment companies except in compliance with the 1940 Act, although the RTH ETF may not acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Sections 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act.

Appendix B–2

APPENDIX C

PRICING, PURCHASE, REDEMPTION AND TAX INFORMATION FOR THE RTH ETF

Determination of NAV

The NAV per share for the RTH ETF is computed by dividing the value of the net assets of the RTH ETF (i.e., the value of its total assets less total liabilities) by the total number of shares outstanding. Expenses and fees, including the management fee, are accrued daily and taken into account for purposes of determining NAV. The NAV of the RTH ETF is determined each business day as of the close of trading (ordinarily 4:00 p.m. Eastern time) on the New York Stock Exchange. Any assets or liabilities denominated in currencies other than the U.S. dollar are converted into U.S. dollars at the current market rates on the date of valuation as quoted by one or more sources.

The values of the RTH ETF’s portfolio securities are based on the securities’ closing prices on their local principal markets, where available. In the absence of a last reported sales price, or if no sales were reported, and for other assets for which market quotes are not readily available, values may be based on quotes obtained from a quotation reporting system, established market makers or by an outside independent pricing service. Prices obtained by an outside independent pricing service use information provided by market makers or estimates of market values obtained from yield data related to investments or securities with similar characteristics and may use a computerized grid matrix of securities and its evaluations in determining what it believes is the fair value of the portfolio securities. If a market quotation for a security is not readily available or it does not otherwise accurately reflect the market value of the security at the time the RTH ETF calculates its NAV, the security will be fair valued by the Adviser in accordance with MV Trust’s valuation policies and procedures approved by the Board. The RTH ETF may also use fair value pricing in a variety of circumstances, including but not limited to, trading in a security has been suspended or halted. Fair value pricing involves subjective judgments and it is possible that a fair value determination for a security is materially different than the value that could be realized upon the sale of the security. In addition, fair value pricing could result in a difference between the prices used to calculate the RTH ETF’s NAV and the prices used by the RTH ETF’s Index. This may adversely affect the RTH ETF’s ability to track the Index.

Buying and Selling Shares of the RTH ETF

The shares of the RTH ETF are expected to be approved for listing on NYSE Arca, subject to notice of issuance. If you buy or sell shares in the secondary market, you will incur customary brokerage commissions and charges and may pay some or all of the spread between the bid and the offered price in the secondary market on each leg of a round trip (purchase and sale) transaction. In times of severe market disruption or low trading volume in the RTH ETF’s shares, this spread can increase significantly. It is anticipated that the shares will trade in the secondary market at prices that may differ to varying degrees from the NAV of the shares. During periods of disruptions to creations and redemptions or the existence of extreme market volatility, the market prices of shares are more likely to differ significantly from the shares’ NAV.

DTC serves as securities depository for the shares. (The shares may be held only in book-entry form; stock certificates will not be issued.) DTC, or its nominee, is the record or registered owner of all outstanding shares. Beneficial ownership of shares will be shown on the records of DTC or its participants. Beneficial owners of shares are not entitled to have shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and are not considered

Appendix C–1

the registered holder thereof. Accordingly, to exercise any rights of a holder of shares, each beneficial owner must rely on the procedures of: (i) DTC; (ii) “DTC Participants,” i.e., securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC; and (iii) “Indirect Participants,” i.e., brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly, through which such beneficial owner holds its interests. MV Trust understands that under existing industry practice, in the event MV Trust requests any action of holders of shares, or a beneficial owner desires to take any action that DTC, as the record owner of all outstanding shares, is entitled to take, DTC would authorize the DTC Participants to take such action and that the DTC Participants would authorize the Indirect Participants and beneficial owners acting through such DTC Participants to take such action and would otherwise act upon the instructions of beneficial owners owning through them. As described above, MV Trust recognizes DTC or its nominee as the owner of all shares for all purposes.

The NYSE Arca is open for trading Monday through Friday and is closed on weekends and the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Because non-U.S. exchanges may be open on days when the RTH ETF does not price its shares, the value of the securities in the RTH ETF’s portfolio may change on days when shareholders will not be able to purchase or sell the RTH ETF’s shares.

Market Timing and Related Matters. The RTH ETF imposes no restrictions on the frequency of purchases and redemptions. The Board considered the nature of the RTH ETF (i.e., a fund whose shares are expected to trade intra-day), that the Adviser monitors the trading activity of authorized participants for patterns of abusive trading, and that the RTH ETF reserves the right to reject orders that may be disruptive to the management of or otherwise not in the RTH ETF’s best interests and that the RTH ETF fair values certain of its securities. Given this structure, the Board determined that it is not necessary to impose restrictions on the frequency of purchases and redemptions for the RTH ETF at the present time.

Distributions

Net Investment Income and Capital Gains. As a shareholder of the RTH ETF, you are entitled to your share of the RTH ETF’s distributions of net investment income and net realized capital gains on its investments. The RTH ETF pays out substantially all of its net earnings to its shareholders as “distributions.”

The RTH ETF typically earns income dividends from stocks and interest from debt securities. These amounts, net of expenses, are typically passed along to RTH ETF shareholders as dividends from net investment income. The RTH ETF realizes capital gains or losses whenever it sells securities. Net capital gains are distributed to shareholders as “capital gain distributions.”

Net investment income, if any, and net capital gains, if any, are typically distributed to shareholders at least annually. Dividends may be declared and paid more frequently to improve index tracking or to comply with the distribution requirements of the Internal Revenue Code. In addition, the RTH ETF may determine to distribute at least annually amounts representing the full dividend yield net of expenses on the underlying investment securities, as if the RTH ETF owned the underlying investment securities for the entire dividend period, in which case some portion of each distribution may result in a return of capital, which, for tax purposes, is treated as a return on your investment in shares. You will be notified regarding the portion of the distribution which represents a return of capital.

Appendix C–2

Distributions in cash may be reinvested automatically in additional shares of the RTH ETF only if the broker through which you purchased shares makes such option available.

Continuous Offering

The method by which Creation Units are created and traded may raise certain issues under applicable securities laws. Because new Creation Units are issued and sold by MV Trust on an ongoing basis, a “distribution,” as such term is used in the 1933 Act, may occur at any point. Broker dealers and other persons are cautioned that some activities on their part may, depending on the circumstances, result in their being deemed participants in a distribution in a manner which could render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

For example, a broker dealer firm or its client may be deemed a statutory underwriter if it takes Creation Units after placing an order with the Distributor, breaks them down into constituent shares, and sells such shares directly to customers, or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for shares. A determination of whether one is an underwriter for purposes of the 1933 Act must take into account all the facts and circumstances pertaining to the activities of the broker dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to a categorization as an underwriter.

Broker dealers who are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the 1933 Act. This is because the prospectus delivery exemption in Section 4(3) of the 1933 Act is not available in respect of such transactions as a result of Section 24(d) of the 1940 Act. As a result, broker dealer firms should note that dealers who are not underwriters but are participating in a distribution (as contrasted with ordinary secondary market transactions) and thus dealing with the shares that are part of an overallotment within the meaning of Section 4(3)(A) of the 1933 Act would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the 1933 Act. Firms that incur a prospectus delivery obligation with respect to shares are reminded that, under Rule 153 of the 1933 Act, a prospectus delivery obligation under Section 5(b)(2) of the 1933 Act owed to an exchange member in connection with a sale on NYSE Arca is satisfied by the fact that the prospectus is available at NYSE Arca upon request. The prospectus delivery mechanism provided in Rule 153 is only available with respect to transactions on an exchange.

Certain U.S. Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences of owning shares of the RTH ETF. As with any investment, you should consider how your RTH ETF investment will be taxed. The tax information below is provided as general information. You should consult your own tax professional about the tax consequences of an investment in the RTH ETF, including the possible application of foreign, state and local taxes. Unless your investment in the RTH ETF is through a tax-exempt entity or tax-deferred retirement account, such as a 401(k) plan, you need to be aware of the possible tax consequences when: (i) the RTH ETF makes distributions, (ii) you sell shares in the secondary market or (iii) you create or redeem Creation Units.

Taxes on Distributions. As noted above, the RTH ETF expects to distribute net investment income, if any, at least annually, and any net realized long-term or short-term capital gains, if any, annually. The RTH ETF may also pay a special distribution at any time to comply with U.S. federal tax requirements.

Appendix C–3

In general, your distributions are subject to U.S. federal income tax when they are paid, whether you take them in cash or reinvest them in the RTH ETF. Distributions of net investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the RTH ETF owned the investments that generated them, rather than how long you have owned your shares. Distributions of net short-term capital gains in excess of net long–term capital losses, if any, are generally taxable as ordinary income. Distributions of net long-term capital gains in excess of net short-term capital losses, if any, that are properly reported as capital gain dividends are generally taxable as long-term capital gains. Long-term capital gains of non-corporate shareholders are generally taxable at a maximum rate of 15%. Absent further legislation, the maximum tax rate on long-term capital gains of non-corporate shareholders will generally return to 20% for taxable years beginning after December 31, 2012.

For taxable years beginning before January 1, 2013, the RTH ETF may receive dividends, the distribution of which the RTH ETF may report as qualified dividends. In the event that the RTH ETF receives such a dividend and reports the distribution of such dividend as a qualified dividend, the dividend may be taxed at the maximum capital gains rate, provided holding period and other requirements are met at both the shareholder and the RTH ETF levels.

A portion of the initial assets of the RTH ETF obtained through the Offer may have a tax basis below the market value of such assets, which could potentially result in taxable gain to the RTH ETF when such assets are sold. Further, to the extent that such assets are obtained from certain corporate beneficial owners of RTH HOLDRS Trust, the RTH ETF could potentially be subject to tax on their portion of the amount of unrealized gain in such assets at the time of the exchange offer when the assets are sold.

Distributions in excess of the RTH ETF’s current and accumulated earnings and profits are treated as a tax-free return of your investment to the extent of your basis in the shares, and generally as capital gain thereafter. A return of capital, which for tax purposes is treated as a return of your investment, reduces your basis in shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition of shares. A distribution will reduce the RTH ETF’s NAV per share and may be taxable to you as ordinary income or capital gain even though, from an economic standpoint, the distribution may constitute a return of capital.

Dividends, interest and gains from non-U.S. investments of the RTH ETF may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may, in some cases, reduce or eliminate such taxes.

If more than 50% of the RTH ETF’s total assets at the end of its taxable year consist of foreign securities, the RTH ETF may elect to “pass through” to its investors certain foreign income taxes paid by the RTH ETF, with the result that each investor will (i) include in gross income, as an additional dividend, even though not actually received, the investor’s pro rata share of the RTH ETF’s foreign income taxes, and (ii) either deduct (in calculating U.S. taxable income) or credit (in calculating U.S. federal income), subject to certain limitations, the investor’s pro rata share of the RTH ETF’s foreign income taxes.

If you are not a citizen or resident alien of the United States, the RTH ETF’s ordinary income dividends (which include distributions of net short-term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies or unless such income is effectively connected with a U.S. trade or business. Furthermore, for taxable years beginning before January 1, 2012 (or a later date if extended by the U.S. Congress), the RTH ETF may, under certain circumstances, designate all or a portion of a dividend as an “interest related dividend” or a “short-term capital gain dividend.” An interest-related dividend that is received by a nonresident alien or foreign entity generally would be

Appendix C–4

exempt from the 30% U.S. withholding tax, provided certain other requirements are met. A short term capital gain dividend that is received by a nonresident alien or foreign entity generally would be exempt from the 30% U.S. withholding tax, unless the foreign person is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. The RTH ETF does not expect to pay significant amounts of interest related dividends. The RTH ETF may also determine to not make reports of any interest related dividends or short-term capital gain dividends, which would result in withholding on such distributions. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the 30% U.S. withholding tax.

An individual nonresident shareholder generally will be required to include the value of the RTH ETF shares in his or her gross estate for U.S. federal income tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise. Nonresident shareholders are urged to consult their own tax advisors concerning the applicability of U.S. federal estate tax.

The RTH ETF may be required to withhold a percentage of your distributions and proceeds if you have not provided a taxpayer identification number or social security number or otherwise established a basis for exemption from backup withholding. The backup withholding rate for individuals is currently 28%, and is scheduled to increase to 31% after 2012. This is not an additional tax and may be refunded, or credited against your U.S. federal income tax liability, provided certain required information is furnished to the Internal Revenue Service.

Taxes on the Sale or Cash Redemption of Exchange Listed shares. Currently, any capital gain or loss realized upon a sale of shares is generally treated as long term capital gain or loss if the shares have been held for more than one year and as a short term capital gain or loss if held for one year or less. However, any capital loss on a sale of shares held for six months or less is treated as long-term capital loss to the extent that capital gain dividends were paid with respect to such shares. The ability to deduct capital losses may be limited. A redemption of a shareholder’s RTH ETF shares for cash is normally treated as a sale for tax purposes.

Taxes on Creations and Redemptions of Creation Units. A person who exchanges securities for Creation Units generally will recognize a gain or loss. The gain or loss will be difference between the market value of the Creation Units at the time of exchange and the sum of the exchanger’s aggregate basis in the securities surrendered and the amount of any cash paid for such Creation Units. A person who exchanges Creation Units for securities will generally recognize a gain or loss equal to the difference between the exchanger’s basis in the Creation Units and the sum of the aggregate market value of the securities received. The Internal Revenue Service, however, may assert that a loss realized upon an exchange of securities for Creation Units cannot be deducted currently under the “wash sale” rules. A person who exchanges securities for Creation Units generally will recognize a gain or loss.

Under current U.S. federal income tax laws, any capital gain or loss realized upon a redemption (or creation) of Creation Units is generally treated as long-term capital gain or loss if the shares (or securities surrendered) have been held for more than one year and as a short-term capital gain or loss if the shares (or securities surrendered) have been held for one year or less.

If you create or redeem Creation Units, you will be sent a confirmation statement showing how many shares you created or sold and at what price.

The foregoing discussion summarizes some of the consequences under current U.S. federal income tax law of an investment in the RTH ETF. It is not a substitute for personal tax advice. Consult your own tax advisor about the potential tax consequences of an investment in the RTH ETF under all applicable tax laws.

Appendix C–5